Exhibit 10.38

LOAN AGREEMENT AND INDENTURE OF FIRST MORTGAGE

Dated as of September 1, 1986

By and Among

OKLAHOMA COUNTY INDUSTRIAL AUTHORITY

and

WESTLAKE NURSING HOME LIMITED PARTNERSHIP,

an Oklahoma limited partnership

and

THE LIBERTY NATIONAL BANK AND TRUST

COMPANY OF OKLAHOMA CITY,

Oklahoma City, Oklahoma, as Trustee

Pertaining to:

$4,000,000

Oklahoma County Industrial Authority,

Industrial Development Revenue Bonds, 1986 Series A

(Westlake Nursing Center Project)

Dated September 1, 1986

The interest of the Oklahoma County Industrial Authority in this Loan Agreement and the Owner’s Note (attached as Exhibit B hereto) have been assigned to The Liberty National Bank and Trust Company of Oklahoma City, Oklahoma City, Oklahoma, as Trustee under the Bond Indenture entered into as of the date hereof by and between the Oklahoma County Industrial Authority and The Liberty National Bank and Trust Company of Oklahoma City, Oklahoma City, Oklahoma, as Trustee, in connection with the Oklahoma County Industrial Authority’s $4,000,000 Industrial Development Revenue Bonds, 1986 Series A (West—lake Nursing Center Project), dated September 1, 1986.

LOAN AGREEMENT AND INDENTURE OF FIRST MORTGAGE

TABLE OF CONTENTS

		Page
PARTIES		1
RECITALS		1

ARTICLE I	DEFINITIONS AND INTERPRETATIONS	3

SECTION 101	Definitions	3
SECTION 102	Interpretations	15

ARTICLE II	MORTGAGE, PLEDGE AND ASSIGNMENT OF FACILITIES	16

ARTICLE III	AUTHORIZATION, TERMS, FORM AND ISSUANCE OF OWNER’S NOTE; LOAN OF PROCEEDS OF BONDS TO OWNER; COVENANT OF OWNER TO PAY EXCESS ACQUISITION, CONSTRUCTION, DEVELOPMENT AND EQUIPMENT COSTS; GUARANTY AGREEMENT OF OWNER	18

SECTION 301	Authorization, Terms, Conditions, and Form of Owner’s Note	18
SECTION 302	Loan of Bond Proceeds to Owner	18
SECTION 303	Project Fund	18
SECTION 304	Investment of Project Fund; Disposition of Investment Income; Application of Excess Funds Upon Completion of Facilities	19
SECTION 305	Arbitrage Covenants	19
SECTION 306	Certificate of Completion	20
SECTION 307	Manufacturers, Vendors, Suppliers, Contractors and Subcontractors; Pursuit of Remedies	20
SECTION 308	Owner Required to Pay Project Costs in Event Bond Proceeds Insufficient	21
SECTION 309	Guaranty Agreement of Owner with Respect to Bonds	21

ARTICLE IV	REPRESENTATIONS, COVENANTS AND WARRANTIES	24

SECTION 401	Additional Payments	24
SECTION 402	Property Included in Facilities; Inventory	25
SECTION 403	Location of Facilities	26
SECTION 404	Excluded Property; Inventory	26
SECTION 405	Waste; Reduction in Structural Soundness, Value or Overall Operating Efficiency	26
SECTION 406	Maintenance	26
SECTION 407	Operation and Maintenance Expenses	27

i

ii

iii

LOAN AGREEMENT AND INDENTURE OF FIRST MORTGAGE

THIS LOAN AGREEMENT AND INDENTURE OF FIRST MORTGAGE [the “Loan Agreement”], dated as of September 1, 1986, by and among the Trustees of the OKLAHOMA COUNTY INDUSTRIAL AUTHORITY [“Authority”], a public trust created for the benefit of the County of Oklahoma, Oklahoma [the “County”]; WESTLAKE NURSING HOME LIMITED PARTNERSHIP, an Oklahoma limited partnership [“Owner”]; and THE LIBERTY NATIONAL BANK AND TRUST COMPANY OF OKLAHOMA CITY, Oklahoma City, Oklahoma, acting as Trustee [“Trustee”] under the Bond Indenture [“Indenture”] of even date herewith by and between the Authority and Trustee, securing the Trustees’ of the Oklahoma County Industrial Authority $4,000,000 Industrial Development Revenue Bonds, 1986 Series A (Westlake Nursing Center Project), dated September 1, 1986 [herein the “Bonds”].

W I T N E S S E T H :

WHEREAS, the Oklahoma County Industrial Authority has been created by a Trust Indenture dated as of May 1, 1981, recorded in the office of the Oklahoma County Clerk in Book 4772 at page 1398, designating certain individuals as Trustees of the Oklahoma County Industrial Authority for the use and benefit of the County under authority of and pursuant to the provisions of the Public Trust Act, the Oklahoma Trust Act, and other applicable statutes and laws of the State of Oklahoma; and

WHEREAS, the powers granted the Authority under said Trust Indenture, as amended by an Amendment to Trust Indenture dated as of May 5, 1982, recorded in the office of the Oklahoma County Clerk in Book 4872 at page 1152, include the power to finance land, buildings, equipment and related facilities for the purpose of providing health, nursing, custodial and residential care to the sick, aged, disabled, handicapped and retarded; and

WHEREAS, the Authority proposes to provide nursing and residential care to the mentally retarded and to provide additional employment in the County by financing part of the cost of acquiring, constructing, developing and equipping a 100-bed intermediate care nursing home facility [hereinafter as more fully described, the “Facilities”] to be located on the southwest corner of the intersection of Memorial Road and MacArthur Boulevard in The City of Oklahoma City, Oklahoma County, Oklahoma, initially owned and operated by Westlake Nursing Home Limited Partnership, an Oklahoma limited partnership [herein “Owner”], and mortgaged to the Authority; and

WHEREAS, for the purpose of paying part of the cost of acquiring, constructing, developing and equipping the Facilities and paying costs of Bond issuance [the “Project”], the Authority has authorized the issuance of its $4,000,000 Industrial Development Revenue Bonds, 1986 Series A (Westlake Nursing Center Project) [the “Bonds”], dated September 1, 1986, dated their date of delivery under, and pursuant to, and secured by the Indenture; and

WHEREAS, the Authority has determined to loan to the Owner the proceeds of the Bonds, which loan by the Authority to the Owner is to be evidenced by and repaid in accordance with a First Mortgage Promissory Note [the “Owner’s Note”], of even date with the Bonds, which Owner’s Note shall be assigned to the Trustee pursuant to the terms of the Indenture; and

WHEREAS, under the terms of this Loan Agreement the Owner has unconditionally guaranteed the Bonds.

[END OF PREAMBLES AND RECITALS]

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows (provided, that any obligation of the Authority created by or arising out of this Loan Agreement shall not be in any manner an indebtedness of the State of Oklahoma or the County).

Any reference herein to Authority shall include those who succeed to their functions, duties or responsibilities pursuant to or by operation of law or who are lawfully performing their functions. Any reference to a section or provision of the Constitution of the State of Oklahoma or to a section, provision or chapter of the Oklahoma Statutes shall include such section or provision or chapter as from time to time amended, modified, revised, supplemented or superseded.

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

SECTION 101.     Definitions.     The following terms, wherever used in this Loan Agreement, shall have the following meanings unless the context or use indicates another or different meaning:

“Additional Payments” shall mean all costs, expenses, liabilities, obligations and payments (other than payments on the Owner’s Note) which the Owner has agreed to pay or assume under the provisions of Section 401 of this Loan Agreement.

“Additions” means additional buildings, structures, equipment, machinery and other improvements to the Project acquired, constructed or installed pursuant to Section 410 of this Loan Agreement.

“Administrative Payments” means an annual payment in a sum equal to one-eighth of one percent (1/8th of 1%) of the principal amount of the Bonds outstanding, the first annual sum to be paid September 1, 1987, and annually thereafter on September 1 of each year through and including September 1, 2016.

“Annual Inventory” means the cumulative annual inventory to be furnished to the Authority and the Trustee on September 1 of each year by the Owner of any Additions having an individual, and not aggregate, acquisition cost in excess of $10,000 and any Removed Property removed (including the disposition thereof) and Substituted Property acquired.

“Authority” means the Trustees of the Oklahoma County Industrial Authority, a public trust created for the benefit of the County of Oklahoma, Oklahoma, and includes the Trustees thereof, and the successors and assigns of such Authority and Trustees.

“Authority Counsel” shall mean Fagin, Brown, Bush, Tinney, Kiser & Rogers, Attorneys and Counselors at Law, 1900-W First National Center, Oklahoma City, Oklahoma (73102).

“Authority Resolution” means the Resolution adopted by the Authority on August 27, 1986, authorizing the issuance of the Bonds and execution of the Project Documents.

“Authorized Authority Representative” means the Chairman, Vice-Chairman, Secretary or Assistant Secretary of the Authority or any other person at the time designated to act on behalf of the Authority by written certificate furnished to the Owner and the Trustee containing the specimen signature of such person and signed on behalf of the Authority by its Chairman or Vice-Chairman. Such certificate may designate an alternate or alternates.

“Authorized Owner Representative” means E.W. “Dub” Jiles, President of JiCo Health Services, Inc., the general partner of the Owner,

or any other person at the time designated to act on behalf of the Owner by written certificate furnished to the Authority and the Trustee containing the specimen signature of such person and signed on behalf of the Owner by an authorized representative. Such certificate may designate an alternate or alternates.

“Board” means the Board of County Commissioners of Oklahoma County, the governing body of the County.

“Bond Counsel to the Authority” shall mean Martin, Moses & Gray, Attorneys and Counselors at Law, 316 South Peters, Suite 200, Norman, Oklahoma (73069).

“Bond Fund” shall mean the Bond Fund established under the provisions of Section 501 of the Indenture and to be used as described in Article V thereof.

“Bondholder” or “Bondholder of the Bonds” means the registered owner of any fully registered Bond.

“Bonds” means the Oklahoma County Industrial Authority, Industrial Development Revenue Bonds, 1986 Series A (Westlake Nursing Center Project), originally issued by the Authority in the aggregate principal amount of $4,000,000, dated September 1, 1986, and maturing September 1, 2016, which are from time to time outstanding under the Indenture.

“Business Day” means a day on which the Trustee is open for business.

“Capital Expenditures” shall mean the Capital Expenditures (except excluded capital expenditures): [a] as defined in Title IV of the Renegotiations Amendments Act of 1968 (P.L. 90-634) (Section 103(b)(6)(D) and (E) of the Code) as now or hereafter amended or as defined in any Internal Revenue Service regulations or rulings made pursuant to the aforesaid legislation or in court or administrative decisions with respect to the aforesaid; and [b] made within a period of three (3) years following the issuance of the Bonds and within three (3) years preceding the date of the Bonds; and [c] financed otherwise than out of the proceeds of Industrial Development Bonds to which Section 103(b)(6)(A) of the Code applies.

“Closing Date” means the date of delivery of the Bonds to the Underwriter upon payment therefor.

“Code” means the Internal Revenue Code of 1954, as amended, and such term includes all Treasury Regulations and Internal Revenue Service rulings promulgated thereunder.

“Completion Date” shall be the date of completion of acquisition, construction, developing and equipping of the Project as that date shall be certified in Section 306 of this Loan Agreement.

“County” means the County of Oklahoma, Oklahoma, the beneficiary of the Authority.

“Date of Taxability” shall mean the date set forth in the Notice as the date on which an Event of Taxability occurred.

“Debt Service Reserve Fund” means the Debt Service Reserve Fund established and created by Section 501 of the Indenture.

“Default” means a default as described in Section 501 of this Loan Agreement.

“Determination of Taxability” means a determination that the interest income on the Bonds is subject to Federal income taxation as a result of an Event of Taxability, which determination shall be deemed to have been made upon the first to occur of the following:

[a]     The date on which the Owner is advised in writing by the Commissioner or any District Director of the Internal Revenue Service that based upon any filing of the Owner, or upon any review or audit of the Owner, or upon any other grounds whatsoever, an Event of Taxability has occurred;

[b]     The date on which the Owner receives notice from any Bondholder or the Trustee in writing that the Internal Revenue Service has issued a statutory notice of deficiency or similar notice to a Bondholder or former Bondholder which asserts in effect that the interest on any Bond owned by the Bondholder or former Bondholder is includable in the gross income of such Bondholder or former Bondholder due to the occurrence of an Event of Taxability;

[c]     The date on which the Owner is advised in writing by the Commission or any District Director of the Internal Revenue Service that there has been issued a public or private ruling of the Internal Revenue Service or a technical advice memorandum issued by the national office of the Internal Revenue Service that the interest on any Bond is includable for Federal income tax purposes in the gross income of a Bondholder or a former Bondholder due to the occurrence of an Event of Taxability;

[d]     The date on which the Owner is advised in writing that a final determination, from which no further right of appeal exists, has been made by a court of competent jurisdiction in the United States of America that the interest on any Bond is includable in the gross income of a Bondholder or a former Bondholder due to the occurrence of an Event of Taxability; or

[e]     The date on which the Owner receives a notice from the Trustee in writing that in the opinion of bond counsel of recognized competence in such matters, the interest on the Bonds is includable in the gross income of the Bondholders or former Bondholders of the Bonds due to an Event of Taxability.

“Event of Default” means any occurrence or event specified in and defined by Section 801 of the Indenture.

“Event of Taxability” means the occurrence of any of the following conditions or circumstances:

[a]     The Bonds constitute “arbitrage bonds” within the meaning of Section 103(c) of the Code;

[b]     The weighted average maturity of the Bonds exceeds the weighted average estimated economic life of the components comprising the Project by more than twenty percent [20%] as determined pursuant to Section 103(b)(14) of the Code;

[c]     more than twenty-five percent [25%] of the net proceeds of the Bonds are used to provide a facility, the primary purpose of which is one of the following: retail food and beverage services; automobile sales or service; or the provision of recreation or entertainment; or any portion of the net proceeds of the Bonds is used to provide the following: any private or commercial golf course; country club; massage parlor, tennis club; skating facility (including roller skating, skateboard and ice skating); racket sports facility (including any handball or racquetball court); hot tub facility; suntan facility; racetrack; airplane, skybox or other private luxury box; health club facility; gambling facility; or facility for sale of alcoholic beverages for off-premise consumption;

[d]     Less than substantially all [95%] of the net proceeds of the Bonds are used to pay the costs of land or property of a character subject to the allowance for depreciation under Section 167 of the Code;

[e]     The Owner fails to observe its capital expenditure and annual supplemental statement covenants in Section 434(11) of this Loan Agreement;

[f]     The Owner takes or omits to take any action, or any person acting on the Owner’s behalf or direction takes or omits to take any action, or there is any mistake in or untruthfulness of any representation of the Owner contained in this Loan Agreement or any Project Document or in connection with the issuance of the Bonds, if such act or omission, or such mistake in or untruthfulness of such representation, has the effect of causing the interest income on the Bonds to be or to become subject to Federal income taxation; or

[g]     The interest income on the Bonds becomes subject to Federal income taxation as a result of a Taxability Change or for any other reason;

provided, however, that no Event of Taxability shall be deemed to have occurred if the interest income on the Bonds shall be subject to Federal income taxation for any period solely because during that period any such Bonds were held by a person who is a Substantial User or a Related Person.

“Excluded Property” means all Additions made or acquired by the Owner pursuant to Section 412 or 413 of this Loan Agreement.

“Facilities” means the real and personal property set out on Schedule “A” attached hereto and made a part hereof; any Additions becoming part of the Facilities pursuant to Section 411 hereof; Restorations; Substituted Property; and repairs, modifications, alterations, accessions and improvements to all of the foregoing, but excluding Removed Property and Excluded Property and any real or personal property destroyed or taken by exercise of the power of eminent domain as provided in Section 424 hereof.

“Force Majeure” means without limitation the following: Acts of God, strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of Oklahoma or any of their departments, agencies or officials or any civil or military authority; riots; insurrections; epidemics; land slides; lightning; earthquakes; wind storms; tornadoes; fire; hurricanes; storms; floods, washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes, lines, wires or canals; or partial or entire failure of the utilities.

The terms “herein”, “hereunder”, “hereby”, “hereto”, “hereof” and any similar terms refer to this Loan Agreement; the term “heretofore” means before the date of execution of this Loan Agreement; and the term “hereafter” means after the date of execution of this Loan Agreement.

“Impositions” means:

[a]     all taxes and governmental charges of any kind whatsoever (including, but not limited to, any taxes levied upon or with respect to the Facilities or any income or profits of the Authority from the Facilities, and any charge on the revenues and receipts therefrom prior to the charge thereon and mortgage, pledge or assignment thereof created and made in this Loan Agreement) that may at any time be lawfully assessed or levied against on or with respect to [i] the Facilities or the Owner’s interest therein; or [ii] the machinery, equipment or other property installed or brought by the Authority or the Owner in or on the Facilities;

[b]     all utility and other charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Facilities;

[c]     all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Facilities; and

[d]     all mechanic’s and materialmen’s liens, or other encumbrances of whatever nature (except Permitted Encumbrances) on or with respect to the Facilities.

“Indebtedness” means the Bonds, the Owner’s Note, the Additional Payments and the Secured Indebtedness.

“Indenture” means the Bond Indenture, dated as of September 1, 1986, between the Trustee and the Authority, and all amendments and supplements thereto from time to time executed.

“Independent Engineer” means competent and qualified engineers, architect-engineering corporations or firms of architect-engineers (who, in each, case, shall be registered professional engineers, architect-engineers or architect-engineering firms) selected by the Owner with special reference to his, its or their time, efforts and capability for evaluating the Facilities as required in this Loan Agreement. The Independent Engineer shall be paid by the Owner.

“Inducement Resolution” means the resolution adopted by the Authority on January 21, 1985, as amended June 12, 1986, offering to finance the acquisition, construction, development and equipping of the Facilities and issue the Bonds.

“Industrial Development Bonds” shall mean Industrial Development Bonds as defined in Section 103(b)(2) and Section 103(b)(6)(A) and (B) of the Code as heretofore or hereafter amended or in any Internal Revenue Service regulations or rulings made pursuant to the aforesaid legislation or in court or administrative decisions made with respect to the aforesaid. Industrial Development Bonds includes the Bonds.

“Investment Obligations” or “Permitted Investments” means any of the following:

[i]     any bonds or other obligations which are as to principal and interest constitute direct obligations of, or are unconditionally guaranteed by, the United States of America, including obligations of any of the Federal agencies set forth in clause (ii) below to the extent unconditionally guaranteed by the United States of America;

[ii]     any bonds or other obligations of the Federal National Mortgage Association, the Government National Mortgage Association, the Federal Financing Bank, the Federal Intermediate Credit Banks, Federal Banks of Cooperatives, Federal Land Banks, Federal Home Loan Banks, Farmers Home Administration and Federal Home Loan Mortgage Association;

[iii]     Money Market Mutual Funds whose assets consist solely of obligations described in [i] or [ii] above;

[iv]     Housing Authority bonds issued by public agencies or municipalities and fully secured as to the payment of both principal and interest by a pledge of annual contributions under contracts with the United States of America; or Project Notes issued by public agencies or municipalities and fully secured as to the payment of both principal and interest by a requisition or payment agreement with the United States of America;

[v]     direct and general obligations of any state of the United States of America or any municipality in Oklahoma, being rated in one of the three highest major rating categories established by Moody’s or S&P, to the payment of the principal of and interest on which the full faith and credit of such state or municipality is pledged;

[vi]     savings certificates or certificates of deposit, whether negotiable or non-negotiable, issued by any savings and loan association organized under applicable state or federal law, provided such deposits shall be continuously and fully insured by the Federal Savings and Loan Insurance Corporation;

[vii]     certificates of deposit issued by any bank or trust company (including the Trustee) organized under the laws of the State, or any other state, or any national banking association (including the Trustee) in any amount provided that such certificates shall be either: (1) continuously and fully insured by the Federal Deposit Insurance Corporation, or (2) continuously and fully secured by such securities as are described above in clauses [i] through [iii], inclusive, which shall have a market value (not including accrued interest) at all times at least equal to the principal amount of such certificates and such certificates shall be lodged with the Trustee responsible for the derivative fund invested, as custodian, by the bank, trust company or national banking association issuing each such certificate required to be so secured shall furnish the Trustee with either the securities pledged to the Authority as secured therefor or a prior perfected security interest in such pledged securities which are free and clear of any claims by third parties and are segregated in a custodial or trust account held by a third party (other than the bank, trust company or national banking association issuing the certificate of deposit required to be so secured) as the agent solely of, or in trust solely for the benefit of, the Trustee; or

[viii]     obligations of guaranteed investment contracts negotiated and/or approved by the Owner and Authority before being presented to the Trustee for investment purposes with any national or state banking institution (including the Trustee) or any other qualified financial institution with the unsecured short-term indebtedness of such national, state or other institution being rated in one of the three highest major rating categories established by Moody’s or S&P.

“Letter of Credit” means the standby irrevocable Letter of Credit substantially in the form attached to the Indenture as Schedule B, issued by The Liberty National Bank and Trust Company of Oklahoma City, Oklahoma City, Oklahoma, and expiring on or before September 1, 1990, as provided therein, in favor of the Trustee, in form and substance satisfactory to the Owner and Letter of Credit Bank, in an aggregate principal sum at least equalling ten percent (10%) of the outstanding principal amount of the Bonds.

“Letter of Credit Bank” or “Bank” means The Liberty National Bank and Trust Company of Oklahoma City, Oklahoma City, Oklahoma, a banking association duly organized and existing under the laws of the United States of America and of the State of Oklahoma, and its successors and assigns.

“Loan Agreement” means this Loan Agreement and Indenture of First Mortgage, dated as of September 1, 1986, by and among the Authority, the Owner and the Trustee, and such term shall include any instrument supplementing or amending such Loan Agreement.

“Moody’s” means Moody’s Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, with the consent of Letter of Credit Bank, by notice to Trustee.

“Net Proceeds” (of sale of all or a part of the Project) shall mean the gross proceeds thereof, less all costs of sale, including bona fide real estate sales commissions.

“Net Recovery” means the total amount collected under any and all policies of insurance covering damage or destruction of the Facilities or any award, compensation or damages recovered on account of any taking or condemnation of the Facilities (including any proceeds received from the sale of all or part of the Facilities under threat or condemnation), less any expenses, including counsel fees incurred in litigating, arbitrating, compromising or settling any claim arising out of such damage, destruction, taking or condemnation of the Facilities.

“Notice” shall mean a notice given by the Trustee or a Bondholder to the Owner of a Determination of Taxability.

“Oklahoma Open Meeting Act” means Title 25, Oklahoma Statutes 1981, Sections 301-314, as amended.

The terms “Outstanding” or “Bonds outstanding” means all Bonds which have been authenticated and delivered by Trustee under the Indenture, except:

[a]     Bonds cancelled after purchase in the open market or because of payment at maturity;

[b]     Bonds for the payment of which cash funds or Federal Obligations (as defined in the Indenture) shall have been theretofore deposited with Trustee (whether upon or prior to the maturity date of any such Bonds); and

[c]     Bonds in lieu of which other Bonds have been authenticated under Section 207 or 208 of the Indenture.

“Owner” means Westlake Nursing Home Limited Partnership, an Oklahoma limited partnership composed of JiCo Health Services, Inc., an Oklahoma corporation, the General Partner; F.G. Armstrong, of Fairfax, Oklahoma, a Limited Partner; Gail L. Carnes, of Tulsa, Oklahoma, a Limited Partner; and George Carnes, of Tulsa, Oklahoma, a Limited Partner, and permitted successors in ownership of the Project pursuant to Section 432 of this Loan Agreement.

“Owner’s Note” means the First Mortgage Promissory Note of even date with the Bonds in the face principal amount of $4,000,000, made payable to the Trustee and issued by the Owner under and pursuant to the terms of this Loan Agreement in the form attached hereto as Schedule “B” and incorporated herein by reference.

“Owner’s Resolution” means the Resolution adopted by the general partner and limited partners of the Owner on September 12, 1986, approving execution of the Project Documents to which the Owner is a party.

“partner” or “partners” shall be those individuals, corporations and/or other entities who are or may hereafter become the general partner or a limited partner of the Owner.

“Payments” means the payments of principal and interest made pursuant to the Owner’s Note and this Loan Agreement.

“Permitted Encumbrances” means as of any particular time, [i] Impositions not then delinquent; [ii] the Project Documents; [iii] utility, access and other easements and rights-of-way, mineral rights, restrictions and exceptions that will not materially interfere with or impair the operations being conducted with the Facilities (or, if no operations are being conducted therewith, the operations for which the Facilities were designed or laws modified); and [iv] such minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as normally exist with respect to property of the character of the Facilities and as do not in the aggregate materially impair the property affected thereby for the purpose for which it was acquired or is held by the Owner.

“Principal User” means a principal user of the Facilities within the meaning of Section 103(b)(6)(B) of the Code.

“Project” means the Facilities acquired, constructed, developed and equipped with the proceeds of the Bonds and shall mean in certain contexts, the acquisition, construction, developing and equipping of the Facilities and any payment of the cost and expenses incident thereto and to the issuance of the Bonds. The Project shall be financed with the proceeds of the Bonds and any funds of the Owner used to pay Project Costs in excess of funds on deposit in the Project Fund prior to the Completion Date.

“Project Costs” means together with any other proper cost items not specifically mentioned herein (but limited to the extent authorized by the Code and regulations, rulings, and judicial and administrative interpretations thereunder) the following costs of the Project: all costs of acquiring, constructing, developing, furnishing and equipping the Facilities, including but not limited to, obligations incurred for labor and materials and contractors, builders and materialmen; moving and transportation costs for the Facilities and for any machinery or equipment relocated in connection with the construction of the Facilities; the restoration or relocation of property damaged or destroyed in connection with such acquisition, construction, development and equipping; premiums of contractors’ performance, payment and completion bonds required by the Letter of Credit Bank or the Owner; costs of architect’s and engineer’s services related to the period of acquisition, construction, development and equipping of the Facilities; payment or reimbursement of the Owner for the costs of items acquired, fabricated or purchased by the Owner for inclusion in the Project; any fees, compensation or expenses of the Trustee or the Letter of Credit Bank in connection with the Project or issuance of the Bonds; abstract, survey, title opinion and title policy costs; capitalized interest; legal fees and expenses of Bond Counsel and counsel to the Trustee, Owner and the Letter of Credit Bank in connection with the Bonds and Project; the fees of the Letter of Credit Bank for providing the Letter of Credit; recording fees and Bond issuance expenses and the costs of printing the Bonds and reproducing the Project Documents and other transcripts of proceedings. All of the above shall be reasonable and proper and directly attributable to, incident to and properly allocable to the acquisition, construction, development and equipping of the Facilities included in the Project.

“Project Documents” means the Bonds, the Indenture, the Owner’s Note, this Loan Agreement, and the other instruments related to financing of the Project and the making of the Project Loan.

“Project Fund” means the Project Fund established and created by Section 501 of the Indenture.

“Project Loan” means the loan to Owner to provide funds to construct the Project as evidenced by the Owner’s Note.

“Public Trust Act” means Title 60, Oklahoma Statutes 1981, Section 176 to 180.3, as amended from time to time.

“registered owner” means the owner of any registered Bond as reflected on the register of the Authority maintained by the Trustee.

“Related Person” shall mean a related person within the meaning of Section 103(b)(6)(C) of the Code and the regulations issued thereunder.

“Removed Property” means machinery, equipment, fixtures, Additions, Substituted Property, Restorations or property removed from the Facilities in conformity with Section 416 or 417 of this Loan Agreement. After removal, Removed Property shall be Excluded Property.

“Restorations” means repairs, restorations, reconstructions, acquisitions or installations made with respect to the Facilities as a result of damage, destruction or condemnation of all or part of the Facilities, but such terms shall not include Additions made to the Facilities. All Restorations shall become part of the Facilities.

“Revenue Fund” means the Revenue Fund established and created by Section 501 of the Indenture.

“S&P” means Standard and Poor’s Corporation, a corporation organized and existing under the laws of the State of New York, its successors and assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, with the consent of the Letter of Credit Bank, by notice to the Trustee.

“Secured Indebtedness” means any and all sums which the Authority or the Trustee may expend or become obligated to expend (including, but not limited to, court costs, attorneys’ fees, and receivers’ fees) to cure any default of the Authority or Owner under the Project Documents, or arising out of any such default or incident to delay in payment of the sums and the performance of obligations thereunder, or exercising any right, rights, remedy or remedies consequent upon any default or delay, plus interest at the maximum legal rate upon all such funds in default, and all monies so expended by the Authority or the Trustee from the date of each such expenditure or default, all of which expenditures and interest are repayable at once upon demand.

“State” means the State of Oklahoma.

“Substantial User” shall mean a person or entity who will be a substantial user within the meaning of Section 103(b)(13) of the Code of the Project after the Bonds are issued.

“Substituted Property” means buildings, equipment, machinery, fixtures, Additions or facilities substituted for Removed Property. Substituted Property shall become part of the Facilities.

“Taxability Change” means any change in the Constitution or laws of the United States of America or the applicable Treasury Regulations thereunder occurring after the date of issuance of the Bonds (whether or not the effective date thereof is prior or subsequent to such issuance date) which results in the interest on the Bonds being included in the gross income of any registered owner (other than a registered owner who is a Substantial User or a Related Person).

“Trustee” shall mean The Liberty National Bank and Trust Company of Oklahoma City, Oklahoma City, Oklahoma, a banking association organized under the laws of the United States of America and of the State of Oklahoma, and its successors, and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor at the time serving as successor trustee hereunder.

“Trustee’s Acceptance Fee” means the acceptance fee of Trustee to accept the trusteeship hereof and any associated expenses.

“Trustee’s Other Fees” means the annual fees and unreimbursed expenses of the Trustee Bank.

“Trust Estate” means the property conveyed to Trustee pursuant to the First, Second and Third Granting Clauses of the Indenture.

“Trust Indenture” means the Trust Indenture dated as of May 1, 1981, creating the Authority pursuant to the Public Trust Act, the Oklahoma Trust Act and other applicable statutes of the State of Oklahoma, together with the Amendment to Trust Indenture dated as of May 5, 1982, and any supplements or amendments to the foregoing instruments.

“Underwriter” means Stifel, Nicolaus & Co. Incorporated, of Oklahoma City, Oklahoma.

Words importing persons include firms, associations and corporations. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number shall include the plural number and vice versa unless the contest shall otherwise indicate.

SECTION 102.     Interpretations.     References to Articles, Sections and other subdivisions of this Loan Agreement are the Articles, Sections and other subdivisions of this Agreement as originally executed. The table of contents and headings of this Loan Agreement are for convenience of reference only and shall not define or limit the provisions hereof in any respect.

[END OF ARTICLE I]

ARTICLE II

MORTGAGE, PLEDGE AND ASSIGNMENT OF FACILITIES

WESTLAKE NURSING HOME LIMITED PARTNERSHIP, in consideration of the premises and in consideration of the payment by the Authority to the Owner of the sum of One Dollar ($1.00), receipt whereof is hereby acknowledged, and in consideration of the acceptance by the Authority and Trustee of this Loan Agreement and to secure payment of the Owner’s Note and all sums and liabilities at any time secured hereby, including interest and attorneys’ fees with respect to all of the foregoing, and also any and all sums which the Authority, Trustee or Letter of Credit Bank may be or become obligated to pay for or on behalf of the Owner, whether by agreement or by operation of law, and to secure and assure the strict, full and prompt performance and observance by the Owner of each and every covenant, warranty and agreement undertaken by it herein, does hereby grant, bargain, sell, alien, remise, release, convey, transfer, assign, confirm, set over, mortgage and pledge the Facilities unto the Authority, its successors and assigns, and creates a security interest in the Facilities;

TO HAVE AND TO HOLD all and singular the aforesaid Facilities, including all additional property which has become or may be subject to the lien of this Loan Agreement, unto the Authority, its successors and assigns, forever; IN TRUST NEVERTHELESS, until the Owner’s Note and all Additional Payments required to be paid by Owner under Section 501 hereof have been paid, and all Secured Indebtedness has been paid, and all obligations of the Owner have been performed, for the benefit and security of the Authority and its assignee, the Trustee, secured by this Loan Agreement.

The Facilities mortgaged, pledged and assigned under this Article II is specifically mortgaged, pledged and assigned for the payment of and to secure the payment of any and all Secured Indebtedness and Additional Payments.

AND CONDITIONED HOWEVER, that if the Owner shall well and truly pay or cause to be paid fully and promptly when due the Owner’s Note, Additional Payments and all Secured Indebtedness at any time secured hereby, and shall promptly faithfully and strictly keep, perform, and observe or cause to be kept, performed and observed all of the covenants, warranties and agreements contained herein to be by Owner kept, performed and observed, then upon retirement of the Owner’s Note, payment of all Additional Payments and Secured Indebtedness and performance of all obligations of the Owner hereunder, in such event this Loan Agreement shall be and become void and have no further force and effect, and the Facilities shall be released from the lien hereof; otherwise the same shall remain in full force and effect.

The Owner hereby covenants and agrees with, and does hereby covenant unto the Authority, that the Owner has good right and lawful authority to mortgage, pledge, transfer, assign and otherwise involve the mortgaged, pledged and assigned Facilities to the extent and in the manner herein provided; and that all such Facilities are free and clear of all liens, claims, demands, encumbrances, taxes, special assessments and governmental charges which could or might in any way adversely affect or prejudice the rights, interests, powers and privileges hereby vested in and conferred upon the Authority. The Owner will not suffer any lien or encumbrance upon the Facilities mortgaged, pledged and assigned under the provisions hereof, or any part thereof, superior to the mortgage, pledge, assignment, security interest or lien hereof to accrue or be created; or do or suffer any act or thing whereby the security hereof may be diminished or impaired. The Owner further covenants and agrees to forever defend the title to each and every part and parcel of said mortgaged, pledged and assigned Facilities against the claims and demands of all persons whomsoever.

[END OF ARTICLE II]

ARTICLE III

AUTHORIZATION, TERMS, FORM AND ISSUANCE OF OWNER’S NOTE;

LOAN OF PROCEEDS OF BONDS TO OWNER;

COVENANT OF OWNER TO PAY EXCESS ACQUISITION,

CONSTRUCTION, DEVELOPMENT AND EQUIPMENT COSTS;

GUARANTY AGREEMENT OF OWNER

SECTION 301.         Authorization, Terms, Conditions, and Form of Owner’s Note. The Owner hereby authorizes the issuance of the Owner’s Note in the principal amount of $4,000,000, dated as of September 1, 1986, to be executed by JiCo Health Services, Inc., an Oklahoma corporation, as the general partner acting for and on behalf of the Owner, and to be in the form attached to this Loan Agreement as Schedule “B”. On the date of delivery of the Bonds the Owner shall deliver the Owner’s Note to the Trustee.

SECTION 302.         Loan of Bond Proceeds to Owner. In order to provide funds for financing part of the cost of acquiring, constructing, developing and equipping the Facilities, the Authority agrees that upon issuance of the Bonds, the receipt of proceeds thereof and deposit of the same in the Project Fund shall constitute a loan of the proceeds of the Bonds to the Owner, which Project Loan shall be evidenced and secured by the Owner’s Note Issued to the Authority and assigned to the Trustee. The Owner, Authority and Trustee covenant and agree to apply the proceeds of the Bonds solely for payment or reimbursement of the Project Costs.

SECTION 303.         Project Fund. On the date of delivery of the Bonds, the Bond proceeds (excluding accrued and capitalized interest in accordance with Section 502 of the Indenture) shall be deposited in the Project Fund with the Trustee. The Authority and Trustee covenant and agree upon receipt of the Bond proceeds, that the Project Fund shall be established and maintained as trust account in the custody of the Trustee separate and apart from all other funds of the Authority, the Letter of Credit Bank and Owner. The funds on deposit in the Project Fund shall be expended by checks issued by the Trustee on the basis of requisitions to pay Project Costs. Such requisitions shall be originated, approved and executed by the Authorized Owner Representative, Authorized Authority Representative and Architect or Engineer, if appropriate, in that order. Such requisitions shall be in the form of Payment Requisition attached to this Loan Agreement (with such revisions as may be approved by Bond Counsel), shall be accompanied by invoices or orders to be paid as determined by Owner; PROVIDED, HOWEVER, until the general contractor has been selected for project construction and its performance bond approved by Underwriter, evidence of which shall be delivered to Trustee, not in excess of $400,000 of the monies available in the Project Fund shall be disbursed. Should the general contractor not be selected and its performance bond tendered to Underwriter for approval prior to January 12, 1987, the Bonds will be subject to extraordinary mandatory redemption as provided in the Bonds. As required by Section 178(D) of the Public

Trust Act, the Authority shall report to the Board all expenditures made from the Project Fund, by means of a copy, forwarded by the Trustee to the Board, of all requisitions paid from the Project Fund or such other means to convey the information as determined by Trustee. The Owner will cause the Facilities to be acquired, constructed and equipped with all reasonable dispatch. The Owner represents that all such Facilities were ordered from the vendor, supplier or manufacturer thereof, or acquisition, construction, or development thereof was initiated subsequent to the date of the Inducement Resolution.

If at any time prior to Completion Date, the Trustee shall, in its option, determine that the undisbursed funds in the Project Fund are insufficient to pay the then remaining Project Costs, the Trustee may, but shall be under no obligation to do so, require the Owner to deposit in the Project Fund, such sum or sums which when added to the funds on deposit therein, shall be adequate in the Trustee’s opinion, to pay the then remaining Project Costs. Failure of the Owner to make such a deposit within ten (10) days (or in all events by August 31, 1989) after written demand therefor by the Trustee shall constitute a Default. The Owner recognizes that the Trustee shall have the right under this Section to require deposit of funds by the Owner in the Project Fund any time after the issuance of the Bonds and prior to the Completion Date.

Provided the Authority and Owner are otherwise in compliance with the terms and conditions of this Loan Agreement, the Trustee shall not be obligated to make any or further disbursements from the Project Fund, or to allow Payment Requisitions to be paid, if a Default exists and remains uncured or unwaived.

The Project Fund shall be kept in the Trustee, shall be held in a separate and special trust account for the benefit of the Bondholders and shall not be subject to lien or attachment by any creditor of the Trustee, Letter of Credit Bank, Authority or Owner. Such funds shall constitute part of the Trust Estate and be subject to the lien thereon of the Indenture.

SECTION 304.         Investment of Project Fund; Disposition of Investment Income; Application of Excess Funds Upon Completion of Facilities. Monies on deposit in the Project Fund above the current need for payment of Project Costs may at the request of the Owner be invested in Investment Obligations. The Authorized Owner Representative shall request, direct and approve all such investments and such investments shall mature in such amounts and at such times as shall be necessary to provide funds when needed to pay Project Costs from the Project Fund. The Owner shall furnish to the Trustee a schedule of estimated times and amounts of demands upon the Project Fund. Net income and gain received and collected from investment of monies in Project Fund shall be applied as received to offset any investment losses in the Project Fund, and the balance shall remain in the Project Fund until completion. The amount of excess monies in the Project Fund after the Completion Date and payment of all Project Costs shall be transferred from the Project Fund and deposited in the Bond Fund.

SECTION 305.         Arbitrage Covenants. The Authority and the Owner certify and covenant that so long as the Bonds remain outstanding, money on deposit in any fund or account in connection with said Bonds, whether or not such monies were derived from the proceeds of the Bonds or from any other sources, will not be used, allowed to accumulate or invested in a manner which will cause such Bonds to be “arbitrage bonds” within the meaning of Section 103(c) of the Code and any regulations promulgated or proposed thereunder, as the same presently exist or may from time to time hereafter be amended, supplemented or revised. The parties reserve the right, however, to make any investment of such monies if, when, and to the extent that said Section 103(c) or regulations promulgated hereafter shall be repealed ore relaxed or shall be held void by final decision of a court of competent jurisdiction, but only if any investment made by virtue of such repeal, relaxation or decision would not result, in the opinion of counsel of recognized competence in such matters, in making the interest on the Bonds subject to Federal income taxation. Under Treasury Regulations in effect under Section 103(c) of the Code on the date of issuance of the Bonds, the yield on Investment Obligations in which the Project Fund is invested will be restricted to the yield on the Bonds. The requirements for’ expenditure of Project Fund investment earnings contained in Articles V and VI of the Indenture shall be observed and the Bond proceeds expended within three (3) years of Bond issuance (or other applicable temporary front end safe harbor period).

SECTION 306.         Certificate of Completion. Upon completion of acquisition, construction, development and equipping of the Facilities, a certificate of completion signed by the Authorized Owner Representative shall be filed with the Authority and the Trustee.

The Owner covenants and agrees to cause the completion of acquisition, construction and equipping of the Facilities and tender a certificate of completion on or before August 31, 1989. Such certificate of completion shall state the Completion Date and inform the Authority, the Letter of Credit Bank and the Trustee that all Project Costs have been paid, with the exceptions therein set out.

Upon receipt of such certificate of completion and upon receipt of approval thereof by the Authorized Authority Representative and upon payment of all Project Costs then remaining unpaid, the Trustee shall apply the balance, except for monies necessary to pay for those exceptions set out in the certificate of completion, in such Project Fund in accordance with Section 304 of this Loan Agreement. After the filing of the certificate of completion and final payment and transfer from such Project Fund, requisition procedures shall not be used for Additions or Restoration to the Facilities.

SECTION 307.         Manufacturers, Vendors, Suppliers, Contractors and Subcontractors; Pursuit of Remedies. In the event of default by any manufacturer, vendor, supplier, contractor or subcontractor under any purchase, construction or improvement contract made by it in connection with the Project or in the event of breach of warranty with respect to any material, workmanship or performance, the Owner will promptly proceed (subject to the Trustee’s advice to the contrary), either separately or in conjunction with others, to exhaust the remedies of the Owner against the manufacturer, vendor, supplier, contractor or subcontractor so in default and against each surety for the performance of such contract. The Owner agrees to advise the Trustee and Letter of Credit Bank of the steps it intends to take in connection with any such default. If the Trustee shall so notify the Owner, the Trustee may, in its own name or in the name of the Owner, prosecute or defend any action or proceeding or take any other action involving any such manufacturer, vendor, supplier, contractor, sub-contractor or surety which the Trustee deems reasonably necessary, and in such event the Owner hereby agrees to cooperate fully with the Trustee and to take all action necessary to effect the substitution of the Trustee for the Owner in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing [a] if the Trustee or Owner has corrected, at its own expense, the matter which gave rise to such default or breach, shall be paid to such Trustee or Owner; otherwise [b] shall be paid into the Project Fund unless recovered after the Completion Date and full disposition of the Project Fund, in which case the amounts shall be disposed of in the same manner as excess Project Fund monies, in accordance with Section 304 of this Loan Agreement.

SECTION 308.         Owner Required to Pay Project Costs in Event Bond Proceeds Insufficient. In the event the proceeds of the Bonds loaned to the Owner by deposit to the Project Fund for payment or reimbursement for payment of Project Costs, and monies on deposit in the Project Fund should not be sufficient to pay such Project Costs in full, the Owner agrees to deposit in the Project Fund or to pay the portion of such Project Costs as may be in excess of the proceeds of the Bonds and the monies on deposit in the Project Fund. The Authority, Letter of Credit Bank and Trustee do not make any warranty, either express or implied, that the proceeds of the Bonds will be sufficient to pay all such Project Costs. The Owner agrees that if the Owner should pay any portion of such Project Costs pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Authority, Letter of Credit Bank or Trustee except to the extent of the proceeds of the Bonds, and it shall not be entitled to any diminution of payments payable under the Owner’s Note or this Loan Agreement. The Trustee may require deposits by the Owner in the Project Fund in accordance with Section 303 hereof.

SECTION 309.         Guaranty Agreement of Owner with Respect to Bonds. The Owner, as primary obligor, in consideration of the Project Loan, evidenced by the Owner’s Note, made by the Authority and to induce such Project Loan, hereby guarantees the prompt payment when due (whether at maturity, by acceleration or otherwise) of any and all principal, interest, liability and Indebtedness (including, without limitation, the Secured Indebtedness) of the Authority to the Trustee and Bondholders on and under the Bonds, the Indenture and this Loan Agreement. The obligation of the Owner hereunder constitutes an absolute, unconditional and continuing guaranty of the Indebtedness irrespective of any other security for said Indebtedness. The obligation of the Owner hereunder is to pay the principal, interest, liabilities and Indebtedness and any and all other sums due under the Indenture, this Loan Agreement and the Bonds regardless of any contingencies whatsoever, and notwithstanding any circumstances or occurrences heretofore or hereafter arising or taking place or any action or inaction on the part of the Trustee or the Authority. The Owner’s agreement to pay the principal, interest, liability and Indebtedness due under the Indenture, this Loan Agreement and the Bonds shall not be subject to any rights of setoff, recoupment, abatement or counter-claim by the Owner. The Owner may not suspend or discontinue such payment or terminate this guaranty agreement until such Bonds and the Indebtedness are paid and retired. The Owner hereby waives presentment, demand for payment, protest, notice of protest and non-payment, notice of dishonor and diligence in collection of the Bonds and Indebtedness and notice of acceptance of this guaranty agreement. The Trustee shall not be required before enforcing any liability of the Owner hereunder to exhaust any remedies against the Authority, or to attempt to collect upon or resort to any other security for the Bonds or Indebtedness. This guaranty agreement shall be a guaranty of payment, and is not limited to a guaranty of collection. Provided, however, notwithstanding any provision in this Section to the contrary, the obligations of Owner herein are payable solely from the Trust Estate, It is understood and agreed by the parties that the debt obligations incurred in the Owner’s Note by the partners of the Owner are not general obligations of said partners but are limited obligations payable solely from specific revenues and secured by certain collateral.

All liability of the Owner to the Trustee and Bondholders hereunder shall, at the option of the Trustee, mature immediately, and all sums, the payments of which are guaranteed or agreed to be paid under this guaranty agreement shall become accelerated and immediately due and payable forthwith, upon the occurrence of any Default.

Without in any way limiting the absolute, certain, and unconditional character of the Owner’s obligations as just stated, but rather in amplification thereof, the Owner agrees that the Authority or Trustee may at any time and from time to time without notice to or the consent of the Owner, without incurring any responsibility whatsoever to the Owner, and without affecting, impairing, releasing or in any way diminishing the obligations of the Owner hereunder, upon or without any terms or conditions and in whole or in part [a] grant extensions of time to the Authority or the Owner for the performance of any obligations to the Trustee under the Indenture, this Loan Agreement or the Bonds; [b] alter, supplement, amend or modify any Project Document in accordance with terms thereof and particularly Article XI of the Indenture; [c] exercise or refrain from exercising any rights against the Authority or Owner or others or otherwise act or refrain from taking any action whatever; [d] settle or compromise in any other manner the indebtedness arising under or represented by the Bonds and Project Documents; and/or [e] exercise any rights or privileges granted under and pursuant to the terms of the aforesaid Project Documents.

No invalidity, irregularity or unenforceability of all or any part of the Bonds, any security therefor or any Project Document shall affect, impair, diminish or be a defense to this guaranty agreement. Any claim which the Owner may have against the Authority or Trustee for any reason (including without limitation any claim arising by reason of any payment made by the Owner to the Authority or the Trustee or any other person pursuant to or in respect of any of the Project Documents) shall be subject and subordinate to the prior payment in full of the Bonds and all other obligations under the Project Documents.

This guaranty agreement shall be governed, construed and interpreted in accordance with the laws of the State of Oklahoma. This guaranty agreement shall extend to and bind the respective successors and assigns of the Owner.

This guaranty agreement shall become automatically null and of no further effect from and after the time that [i] the Bonds and Indebtedness have been paid or prepaid as permitted in the Indenture, and [ii] all other obligations of the Owner to the Trustee and the Authority under the Project Documents have been performed and satisfied, and all other obligations of the Owner to the Authority and Trustee under this guaranty agreement have been performed and satisfied. The Owner agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by the Authority or Trustee in enforcing or attempting to enforce this guaranty agreement or protecting their respective rights following any Default on the part of Owner under any Project Document, whether the same shall be enforced by suit or otherwise.

[END OF ARTICLE III]

ARTICLE IV

REPRESENTATIONS, COVENANTS AND WARRANTIES

SECTION 401.         Additional Payments.

Impositions.  The Owner does hereby agree to pay to the entity levying or requiring the payment of such Impositions, in addition to all other payments payable under this Loan Agreement, all Impositions (provided that with respect to Impositions that may be lawfully paid in installments over a period of years, the Owner shall be obligated to pay only such installments as are required to be paid during the term hereof). The Owner may pay such Impositions in installments, if so payable by law, whether or not interest accrues on the unpaid balance. The Owner shall promptly forward to the Authority and the Trustee a certification or other evidence satisfactory to the Authority and Trustee of payment in full or in part of any Imposition. The Owner shall have the right, upon written notice to the Trustee, to contest by appropriate and timely proceedings the validity or amount of any Imposition and in such event the Owner may permit any such Imposition to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom provided the Owner effectively stays or prevents any judicial or official sale of all or part of the Facilities by reason of non-payment of such Imposition. Should the title of the Owner to any part of the Facilities be materially and imminently endangered or jeopardized, due to non-payment of the said Imposition, such Imposition shall be promptly paid by the Owner. In the event the Owner fails to pay any Imposition, the Trustee or Letter of Credit Bank, after first notifying the Owner of any such failure on its part, may (but shall not be obligated to) pay any such Imposition, and the amounts so advanced shall be paid promptly by the Owner as Secured Indebtedness upon the Trustee’s or Letter of Credit Bank’s presentation of statements, invoices or receipts evidencing the same.

Administrative Payments. As Additional Payments, during the term hereof, the Owner further agrees to pay the Administrative Payments as and when the same shall become due.

Annual Audit Costa. During the term hereof, Owner further agrees to pay directly to Authority immediately upon receipt of a bill therefore, Owner’s proportionate share of the annual audit costs of the Authority.

Owner’s Note Payments. Owner reconfirms that, to the best of its knowledge, the amounts required to be paid by Owner pursuant to the Owner’s Note and the Indenture, plus any other amounts available pursuant to the Indenture, will be sufficient at all times to pay the principal of and interest on the Bonds, to maintain all other Funds established under the Indenture at their required levels. In case the Payments recited in the Owner’s Note be insufficient to meet debt service requirements with respect to the Bonds as conclusively determined by the Trustee, then, in that event, the Trustee shall calculate such deficiency, and the Owner hereby agrees to pay any such deficiency so determined within a reasonable time after notification by the Trustee of such deficiency, not to exceed sixty (60) days, and thereafter the Trustee may adjust such Owner’s Note Payments so that they will at all times thereafter be sufficient so as to enable the Trustee to make debt service requirements on the Bonds in all respects. In like manner Owner hereby covenants and agrees to keep and maintain the Debt Service Reserve Fund established under the Indenture with a minimum balance required by the Indenture, and in like manner to furnish any monies to the Trustee necessary or required to effect this end, all within 60 days after demand therefor by the Trustee. In the event the Owner fails to pay any Payment or Indebtedness, with or without first notifying the Owner of any such failure on its part, Trustee may (but shall not be obligated to) pay any such Payment or Indebtedness, and the amounts so advanced shall be paid promptly by the Owner as Secured Indebtedness upon the presentation of statements, invoices or receipts evidencing the same.

Costs of Issuing Bonds. The Bonds issued to finance the Project and to make the Project Loan (as an acquired purpose obligation and not as an acquired program obligation under applicable arbitrage regulations) have been collateralized with the Letter of Credit. With respect thereto, it has been necessary to pay certain administrative costs to issue, carry and repay such Bonds. The Owner hereby covenants to pay to the following described party all administrative fees and expenses ordinary and necessary to administer and service other Trustee’s services so long as they be outstanding, and any other necessary expense thereof, all as is described as follows, to-wit:

As additional costs of issuing, carrying and repaying the Bonds, it is necessary that the Trustee be compensated certain ongoing administrative fees for performing its fiduciary functions under the Indenture with relation to the Bonds, including Trustee’s Other Fees.

Therefore, to the extent that the Trustee is not paid such fees from Bond proceeds, the Owner agrees to pay beginning September 1, 1986, the annual fees of the Trustee and Trustee’s Other Fees as they become due under applicable terms of the Indenture.

Any remedy vested in the Authority or the Trustee by this Loan Agreement or the Indenture for the collection of the Bonds or Secured Indebtedness shall be available to the Authority and the Trustee for collection of Additional Payments and Administrative Payments.

SECTION 402.         Property Included in Facilities; Inventory. Real or personal property purchased, acquired, or constructed, in part or in whole, with proceeds of the Bonds loaned to the Owner and, as provided in this Article IV hereof, all modifications thereof and Additions thereto (except Excluded Property) shall become part of the Facilities owned by the Owner and mortgaged and pledged under this Loan Agreement. The Owner shall maintain at all times an inventory of the Facilities including descriptions and serial numbers whenever possible. Such inventory list shall be open to inspection at any reasonable time by the Trustee and the Authority.

SECTION 403.         Location of Facilities. Equipment constituting part of the Facilities shall be installed and used by the Owner only in or on the site of the Facilities.

SECTION 404.         Excluded Property; Inventory. It is understood and agreed that to the extent the same is not acquired with the loaned proceeds of the Bonds, the Owner shall acquire or cause to be acquired land, structures, equipment, furniture, furnishings and machinery necessary for operation of the Facilities and shall install and use such equipment and machinery in and on the Facilities or site thereof. Such land, structures, equipment, furniture, furnishings and machinery not purchased with the loaned proceeds of the Bonds may be acquired pursuant to the terms of Sections 412 and 413 of this Loan Agreement. The Owner covenants and agrees to maintain at all times an inventory of each item of Excluded Property having an individual, and not aggregate, acquisition cost greater than $10,000. Such inventory list shall be open to inspection at any reasonable time by the Trustee, the Letter of Credit Bank and the Authority. The foregoing notwithstanding, the Owner may acquire Excluded Property by lease or purchase, and install and use such Excluded Property in and on the Facilities or site thereof.

SECTION 405. Waste; Reduction in Structural Soundness, Value or Overall Operating Efficiency. The Owner shall at no time during the term hereof commit waste on the Facilities. The Owner shall not conduct its operations or allow the use or occupancy of the Facilities in such manner as to violate any applicable zoning, sanitary or safety law or any other applicable law, rule, regulation or ordinance.

The Owner shall comply with all applicable laws, rules, ordinances and regulations and in making or removing modifications, Restorations, remodeling, alterations or Additions shall at no time materially adversely affect or impair the structural soundness or value of the Facilities (provided, however, such overall operating efficiency may be reduced or impaired to the extent necessary to comply with any governmental requirements or regulations) unless the Owner shall, at its own cost and expense, repair any damage and restore the Facilities to their prior structural soundness, value and overall operating efficiency. Unless required by law, competitive bidding shall not be required for modifications, alterations, remodeling, Restorations or Additions.

SECTION 406.         Maintenance. The Owner covenants and agrees that, at its cost and expense, the Owner shall at all times during the term hereof keep and maintain the Facilities in good and reasonably safe operating order, condition and repair, reasonable and ordinary wear and tear alone excepted. The Owner further covenants and agrees to make all repairs, replacements, alterations, Additions, Restorations and modifications to the Facilities necessary to insure that such order, condition, state of repair and the overall operating efficiency of the Facilities shall not be reduced or impaired, provided however, such overall operating efficiency may be reduced or impaired to the extent necessary to comply with any governmental requirements or regulations.

SECTION 407.         Operation and Maintenance Expenses. The Owner agrees to be obligated for and pay all expenses in connection with the operation and maintenance of the Facilities including, but without limitation, repairs, alterations, improvements and modifications to the Facilities, both internally and externally, cost of insurance, all utility bills and taxes, if any. It is understood and agreed to by the parties hereto that the Owner will enter into a management con-tract with JiCo Health Services, Inc. to operate the Project.

SECTION 408.         Inspections. Without cost to the Owner, the Authority, the Trustee, the Letter of Credit Bank and their representatives or agents shall have the right to make a reasonable number of inspections of the Facilities for the purpose of determining compliance with Section 405 and 406 hereof at reasonable times and in a manner which will not interfere with the Owner’s use thereof. In the event of the Owner’s breach of the covenants and agreements contained in Sections 405 and 406, following ten (10) days written notice to the Owner of specified breaches and its failure to take prompt and efficient action to cure the same, the Authority, Trustee, the Letter of Credit Bank or their representatives or agents shall have the right to enter the Facilities for the purpose of curing the same, and the cost thereof shall be paid promptly by the Owner as Secured Indebtedness, upon the Authority’s, the Trustee’s or the Letter of Credit Bank’s presentation of statements or invoices evidencing the same. Nothing in this Article shall require the Owner to permit entry in or on the Facilities of any person who is an officer, employee, servant or agent of, or is acting on behalf of, or in the interest of, a competitor of the Owner.

SECTION 409.         Access of Authority and Trustee to Facilities. Except as provided in Section 408 hereof, the Authority, the Trustee and the Letter of Credit Bank will be permitted only such limited access to the Facilities as shall be necessary and convenient to construct or install Additions to the Facilities as provided in Section 413 hereof, to maintain or prevent waste with respect to the Facilities as provided in Sections 405 and 406 hereof, and to make repairs or Restorations required to be constructed, installed or made pursuant to the provisions hereof or pursuant to the provisions of any agreement between the Owner and the Authority, the Trustee or the Letter of Credit Bank supplemental hereto.

SECTION 410.         Right to Remodel, Alter, Modify or Make Additions. As provided in Section 410, 411, 412 and 413, and subject to Sections 405 and 406, the Owner shall have the right at any time and from time to time during the term hereof with the prior written consent of Trustee for any changes set forth below which exceeds $50,000:

[a]       to rearrange, modify, remodel or alter the Facilities;

[b]       to construct, install and maintain such Additions as the Owner may from time to time desire; and

[c]       to connect or “tie-in” wails and utility and other facilities located on the site of the Facilities to other facilities erected on real property adjacent to the site of the Facilities; provided however, that in such event the Owner must furnish the Authority and the Trustee with a certificate of an Independent Engineer that such connection and tie-in of walls and facilities will not materially adversely affect or impair the structural soundness or value of the Facilities or materially reduce the over-all operating efficiency of the Facilities.

All modifications, remodeling, alterations or Additions and all connection or “tie-in” walls and other facilities shall be constructed in good and workmanlike manner, conforming to good architectural and engineering practice. Unless required by law, competitive bidding shall not be required for modifications, alterations, remodeling or Additions.

SECTION 411.         Alterations and Additions Made by the Owner Which Become Part of Facilities. With the prior written consent of the Trustee, the Owner, at its own cost and expense, may make or cause to be made the modifications, alterations, remodelings or Additions described in the foregoing Section 410. All modifications, alterations, remodelings or Additions (excluding Excluded Property) shall be free of any liens and encumbrances (except Permitted Encumbrances) and if made pursuant to this Section 411, shall be part of the Facilities and shall be held, operated and maintained on the same terms and conditions as other items included in the Facilities.

SECTION 412.         Additions Made by the Owner Which Do Not Become Fart of Facilities. In lieu of acquiring or constructing Additions and installing, attaching and affixing the same in, on and to the Facilities as provided in Section 411, with the prior written consent of the Trustee, the Owner shall have the right, at its own cost and expense, at any time and from time to time during the term hereof to acquire and construct Additions and to install, attach and affix the same in and to the Facilities and retain title thereto in the name of the Owner, in which case the Additions shall become Excluded Property. No such Additions, title to which is retained by the Owner, shall be deemed part of the Facilities (unless such Additions constitute Substituted Property replacing part of the Facilities as provided in Section 416) and all such Additions shall constitute Excluded Property. The Owner shall have the right at any time and from time to time during the term hereof to remove or permit to be removed such Owner-owned Additions constituting Excluded Property from the Facilities and to convey the same or to grant or permit any mortgage, encumbrance, lien or charge on or conditional sale or other title retention agreement with respect to such Owner-owned Additions constituting Excluded Property. The Owner may lease, as lessee, items of personal property or fixtures to be placed in or on the the Facilities under conditions which would make such property Excluded Property if owned by the Owner, and such leased property shall constitute Excluded Property.

As provided in Section 404 hereof, it is understood and agreed that the Owner shall acquire at its own cost the land, structures, equipment, furniture, furnishings and machinery necessary for its operations in or on the Project (to the extent the same is not acquired with the loaned proceeds of the Bonds) and shall install, locate and use the same in, on or about the Project. None of such machinery, furniture, furnishings and equipment shall become part of the Facilities. The Owner shall have the right to acquire such Excluded Property owned by the Owner, not included in the Facilities, and not mortgaged, pledged or assigned under this Loan Agreement. As provided in Section 404 hereof, the Owner covenants and agrees to maintain at all times an inventory of each item of Excluded Property having an individual, and not aggregate, cost greater than $10,000.

SECTION 413.         Additions or Refunding Financed by the Authority. In lieu of acquiring or constructing Additions and installing, attaching and affixing the same in, on and to the Facilities, as provided in Section 411 and 412, with the prior written consent of the Trustee, the Owner may make financing arrangements for the acquisition and construction of such Additions, or for refunding of the Bonds, by finding purchasers for indebtedness to be incurred by the Authority, in which case the Authority or Owner, with the proceeds of such indebtedness, will acquire and construct such Additions, and install, attach and affix the same in, on and to the Facilities, or shall refund the Bonds, as applicable. No such Additions shall be deemed part of the Facilities unless such Additions constitute Substituted Property replacing part of the Facilities as provided in Section 416. In the event the Authority incurs such indebtedness, the Owner shall contract with the Authority for making of note, lease or other payments sufficient to meet debt service requirements on the indebtedness incurred to finance such Additions or refund the Bonds. If Additions constituting Excluded Property are acquired as provided in this Section 413, the Owner shall have the right to perform the actions described in the following paragraphs [a] and [b] unless restrictions are imposed by this Loan Agreement, or the Indenture, or by the holders of indebtedness incurred to finance such Additions constituting Excluded Property:

[a]       Remove or permit removal of such Additions constituting Excluded Property from the Facilities; or

[b]       Convey the same or grant or permit any mortgage, encumbrance, lien or charge on or conditional sale or any other title retention agreement with respect to such Additions constituting Excluded

Property (excluding the site thereof), provided the same create no lien or encumbrance (except Permitted Encumbrances) on the Facilities.

SECTION 414.         Annual Inventory of Additions. The Owner shall file with the Authority and the Trustee on or before September 1 of each year an Annual Inventory of each Addition acquired in accordance with Sections 411, 412 or 413 having an individual, and not aggregate, acquisition cost greater than $10,000, constructed or installed in, on or about the Facilities. Such Annual Inventory shall identify each Addition as a part of the Facilities or Excluded Property.

SECTION 415.         Removal of Facilities Other Than Land. In the event that the Owner in its sound discretion determines that any Additions, Restorations or Facilities (except the site of the Facilities) which are part of the Facilities have become obsolete, worn out, inadequate, unsuitable, undesirable, uneconomic or unnecessary in the operation of the Facilities (though the Authority and the Trustee shall not be required to renew, repair or replace the same) with the prior written consent of the Authority and the Trustee, the Owner may perform the actions set out in Sections 416 or 417.

SECTION 416.         Removal and Substitution. Subject to the obligations of Section 405 the Owner may remove such Removed Property and sell, trade-in, exchange or otherwise dispose of the Removed Property, provided that the Owner substitutes (with direct payment of the cost thereof) and replaces anywhere in, on or to the Facilities other Substituted Property of equal or greater fair market value at the time of substitution and of equal or greater utility (but not necessarily the same function) in the operation of the Facilities. All such Substituted Property shall be free of any and all liens and encumbrances (other than Permitted Encumbrances), shall become part of the Facilities and shall be held, operated and maintained by the Owner on the same terms and conditions as the Removed Property.

Removed Property so replaced and substituted for shall, at the request of the Owner, be released from the encumbrances of this Loan Agreement. The Authority and Trustee agree to execute necessary documents for the accomplishment of such release and title change.

SECTION 417.         Removal Without Substitution. Subject to the obligations of Section 405, the Owner may remove such Removed Property, and sell, trade-in, or exchange it (as a whole or in part) either to itself or to another, or scrap it as a whole or in part without being required to substitute other Substituted Property in lieu thereof, provided:

[a]       that in the case of the sale of any such Removed Property to anyone other than itself or in the case of scrapping thereof, the Owner pays to the Trustee (for deposit in the Bond Fund and application to redemption of Bonds) the proceeds from such sale or scrap value thereof, as the case may be;

[b]       that in the case of such trade-in of such Removed Property for other items not to be included in the Facilities, the Owner pays to the Trustee (for deposit in the Bond Fund and application to redemption of Bonds) the amount of the credit received by it on such trade-in; or

[c]       that in the case of the sale of any such Removed Property to the Owner, the Owner pays to the Trustee (for deposit in the Bond Fund and application to redemption of Bonds) an amount equal to the higher of (i) the original cost thereof less depreciation at rates calculated in accordance with generally accepted accounting principles, or (ii) the current market value as appraised by an appraiser approved by the Trustee, the Letter of Credit Bank and the Owner.

SECTION 418.         Annual Inventory of Removals and Substitutions; Identification. The Owner will report to the Authority and the Trustee in the Annual Inventory on or before September 1 of each year, all such removals of Removed Property and substitutions of Substituted Property and will execute and deliver to the Authority and the Trustee such documents as they may from time to time require to confirm the mortgage and pledge of any Substituted Property that under the provisions of Section 416 is to become subject to this Loan Agreement. The Owner will pay all costs (including counsel fees) incurred in subjecting to the lien of this Loan Agreement any Substituted Property that under the provisions of Section 416 is to become subject to this Loan Agreement. A security interest financing statement shall be executed by the Owner and filed with regard to all Substituted Property if deemed necessary by the Trustee to protect the Trustee’s security interest (as assignee) under this Loan Agreement.

The Owner covenants that it will not remove, or permit the removal of any Additions, Restorations or Facilities except in accordance with the provisions of this Article IV.

SECTION 419.         No Warranty of Fitness. The Authority, Trustee and Letter of Credit Bank make no warranty, either express or implied, as to the condition, fitness for a particular purpose or merchantability of the Facilities, or any part thereof or that the same will be suitable for the Owner’s purposes or needs. By execution hereof Owner accepts the Facilities in as-is condition, waives objection to defects or deficiencies known, unknown and latent, and acknowledges that no warranties, representations or agreements not expressed herein have been made; provided however, nothing contained in this Section shall be deemed a waiver of any warranty, representation or agreement contained in the purchase, installation or construction contracts for the Project, or the obligations of any manufacturer, vendor, supplier, contractor, or subcontractor with respect to the Project.

SECTION 420.         Indemnification of Authority and Trustee. The Owner covenants and agrees, at its expense, to pay, and to indemnify and save the Authority, Trustee and Letter of Credit Bank harmless of, from and against any and all claims, damages, expenses, liabilities and taxes (of any character or nature regardless of by whom imposed), losses of every conceivable kind, character and nature whatsoever (including, but not limited to claims for loss or damage to any property or injury to or death of any person) asserted by or on behalf of any person, firm, corporation or governmental authority arising out of, resulting from, or in any way connected with the Facilities or the condition, occupancy, use, possession, conduct or management of or any work done in or about the Facilities or from the planning, design, acquisition or construction of the Facilities or any part thereof, or from the leasing or subletting of any part thereof. The Owner also covenants and agrees at its expense, to pay and to indemnify and save the Authority, Trustee and Letter of Credit Bank harmless of, from and against, all costs, reasonable counsel fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand. The Authority, Trustee and Letter of Credit Bank agree to give the Owner prompt notice of any such action or proceeding and to refrain from incurring unnecessary costs, fees, expenses and liabilities until default in any such action or proceeding is imminent. In the event any such claim or demand, the Owner, upon notice from the Authority, Trustee or Letter of Credit Bank, covenants to resist and defend against such action or proceeding on behalf of the Authority, Trustee or Letter of Credit Bank. The Owner covenants and agrees to indemnify the Trustee and save the Trustee harmless of, from and against any and all claims, damages, expenses, liabilities and taxes (of any character or nature regardless of by whom imposed), losses of every conceivable kind, character and nature whatsoever asserted by or on behalf of any person, firm, corporation or govern-mental authority arising out of, resulting from, or in any way connected with the performance of Trustee’s duties and obligations under the Indenture.

Notwithstanding the foregoing, nothing contained in this Section shall be construed to indemnify or release the Authority, Trustee or Letter of Credit Bank from any liability which they would otherwise had had, arising from the wrongful actions or failure to act on the part of the Authority, Trustee or Letter of Credit Bank or their employees, agents or representatives acting negligently in their capacities contemplated hereby.

SECTION 421.         Types of Insurance Required. The Owner covenants and agrees that at all times during the term hereof it shall at its own cost and expense keep the Facilities insured against such risks as are customarily insured against by businesses of like size and type, including but not necessarily limited to:

[a]       Insurance to the extent of the full insurable value (or if less, the amount necessary to pay or prepay the Owner’s Note and all Additional Payments and Secured Indebtedness) of the Facilities against loss or damage by fire, with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in Oklahoma; provided, the coverage on such insurance shall be in an amount sufficient to prevent the Owner, the Authority or the Trustee from becoming co-insurers under the applicable terms of the insurance policies;

[b]       Comprehensive general liability insurance (including Blanket Contractual Broad Form Property Damage, Producers and Completed Operations coverage for Owner’s owned, non-owned and hired vehicles and Umbrella Liability Coverage) providing insurance against liability for the death of persons resulting from injuries occurring on or in any way relating to the Facilities, for injuries to persons occurring or in any way relating to the Facilities and for damage to property occurring on or in any way relating to the Facilities. Such insurance for death or injury to persons shall have minimum limits approved by the Trustee and the Letter of Credit Bank; and

[c]       Builders Risk - Completed Value type insurance (including Contractor’s Protective Liability in the event of employment of subcontractors) during the construction of the Facilities against all risks of the type described in subsection [a] of this Section 421 to the extent of the then current full insurable value thereof, or, in lieu thereof, an equivalent rider upon the insurance required by said subsection [a]. In lieu of carrying such insurance described in this subsection [c] the Owner may cause such insurance to be carried by contractors for construction of the Project;

[d]       Workmen’s compensation insurance to the extent required by the laws of the State of Oklahoma in effect from time to time during the term of this Loan Agreement or any extension thereof.

SECTION 422.         Insurance Policy Requirements. The Owner shall not commit or allow any act or omission which invalidates any insurance policy required under this Article. All such insurance policies shall be taken out and maintained in generally recognized responsible insurance companies, approved by the Trustee, qualified under the laws of the State of Oklahoma to assume the respective risks undertaken. All policies of insurance herein required to be carried by the Owner shall make the Authority and Trustee co-insureds or additional insureds as their interests may appear. Copies of all insurance policies herein required to be carried or certificates of insurance shall be furnished to the Authority and the Trustee. All such insurance policies shall contain a provision requiring not less than thirty (30) days notification of the Authority and the Trustee of cancellation or termination thereof. Prior to the expiration or cancellation of any such policy, the Owner will furnish the Authority and the Trustee satisfactory evidence that such policy has been renewed or replaced by another policy. All insurance policies herein required to be carried by the Owner shall contain a standard mortgage clause favoring the Trustee as mortgagee and senior secured party with respect to the coverage for the Facilities.

SECTION 423.         Effecting Insurance on Owner’s Default. In the event the Owner fails to take out or maintain the full insurance coverage required under Section 421 hereof, the Authority or Trustee, after first notifying the Owner of any such failure on their part, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same and the costs thereof so advanced shall be paid promptly by the Owner as Secured Indebtedness, upon the Authority’s or the Trustee’s presentation of statements or invoices evidencing the same.

SECTION 424.         Damage, Destruction and Condemnation. If the Facilities shall be damaged or either partially or totally destroyed at any time during the term hereof, or if the whole or any part of the Facilities shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Owner under this Loan Agreement or the Owner’s Note on account of such damage, destruction, taking or condemnation. Disposition of Net Recovery shall be made as provided in Sections 425, 426, 427, 428 and/or 429 hereof and shall promptly when received or collected, be deposited in a special and separate fund in the custody of the Trustee to be used as hereinafter provided in said Sections. Pending the expenditure of such special fund or deposit in the Bond Fund or other disposition as provided in said Sections, and at the request of the Owner, the Trustee shall invest the same in Investment Obligations approved by the Owner and Trustee.

SECTION 425.         Making Restorations With Net Recovery. The Owner, at its own cost, shall if the same can be lawfully done, make Restorations (subject only to Permitted Encumbrances) of equivalent efficiency, utility and value approved by the Trustee, on the remaining site of the Facilities, or on any other land in the County suitable for the needs and uses of the Owner. The total amount of available Net Recovery received and recovered shall in that event be paid over by the Trustee to the Owner, at Trustee’s election, either upon the completion of such Restorations or periodically as such Restorations progress, and shall be applied by the Owner to payment of the costs thereof, or if such costs have been already paid by the Owner, to reimburse it for such costs; provided, however, that the aggregate sum or sums so paid by the Trustee shall in no event exceed the actual cost of such Restorations. All payments to the recipient shall be made only upon a certification of an Independent Engineer as to the progress and cost of the Restorations and upon delivery of appropriate receipts for payment of Restoration costs and lien waivers as required by Trustee.

SECTION 426.         Making Restorations If Net Recovery Insufficient. In the event that the Trustee determines that the Net Recovery is insufficient to meet the costs of making Restorations so as to make the Facilities again usable for their intended purpose, the over-all operating efficiency and value of which has not been materially reduced, then the Owner shall have the obligation [a] to furnish or cause to be furnished funds sufficient, together with the Net Recovery received or recovered, to make the Facilities again usable for their intended purpose without materially reducing the over-all operating efficiency and value thereof, or [b] to make such Restorations and to be reimbursed for the cost therefor from such Net Recovery received or recovered to the extent of such costs of such Restorations or the extent of such Net Recovery received or recovered, whichever is less, in either of which cases the Restorations shall be made as provided in the preceding Section 425.

SECTION 427.         Disposition of Surplus Net Recovery After Making Restorations. Any surplus of such Net Recovery remaining after the completion of all payments for such Restorations shall be applied in the following order of priority:

[a]       Payment to the Trustee for deposit in the Principal Account in the Bond Fund to the extent necessary to retire all outstanding Bonds and Secured Indebtedness;

[b]       Payment of any Additional Payments; and

[c]       Payment to the Owner as an adjustment.

SECTION 428.         Payment of Indebtedness in Lieu of Making Restorations. In lieu of making Restorations to the Facilities in accordance with the preceding Sections 425 or 426, the Owner may direct that the Net Recovery received or recovered shall be deposited and applied by the Trustee in accordance with Section 427 above.

In the event the Net Recovery is insufficient to retire all outstanding Indebtedness the Owner shall pay to the Trustee, on demand, for use in retiring all such outstanding Indebtedness, an amount which together with the Net Recovery received or recovered will be sufficient to retire all such outstanding Indebtedness, and cause defeasance under the Indenture and this Loan Agreement. Any surplus Net Recovery remaining after retiring all such outstanding Indebtedness shall be paid to the Owner as an adjustment.

SECTION 429.         Making Restorations or Retiring Indebtedness Upon Failure of Owner To Do So. In the event the Owner shall fail to make Restorations and pay the cost thereof pursuant to Sections 425 or 426 above, or exercise its option to pay and prepay the Indebtedness and pay additional sums required by Section 428 above, after the lapse of a reasonable time and after due notice is given by the Trustee to the Owner;

[a]       The Trustee may make Restorations on behalf of the Owner and recover the reasonable costs thereof from the Owner, less whatever amount is held by the Trustee in the aforesaid special trust fund, which shall be available to the Trustee as a source of reimbursement for such costs, with any surplus being dealt with as provided in Section 427; or

[b]       The Trustee shall apply the Net Recovery to retiring the outstanding Indebtedness in the order of priority stated in Section 427 hereof, and upon demand of the Trustee, the Owner shall pay to the Trustee for use in retiring all outstanding Indebtedness and paying all Additional Payments payable under this Loan Agreement, an amount which, together with Net Recovery received or recovered, will be sufficient to retire all outstanding Indebtedness and cause defeasance under the Indenture and this Loan Agreement.

SECTION 430.         Notices, Consultation, Cooperation and Approvals in Event of Damage, Destruction or Condemnation. The Owner and Trustee shall cooperate and consult with each other in all matters pertaining to the settlement, compromise, arbitration or adjustment of any and all claims and demands for damages on account of damage, destruction, taking or condemnation of the Facilities, or any part thereof, and the settlement, compromising, adjustment, or arbitration of any such claim shall be subject to the approval of both such parties.

The Owner shall not sell or convey any part of the Facilities under threat of condemnation without the written consent of the Trustee to the terms and conditions of such sale, including the consideration to be received and the delivery date.

SECTION 431.         Non-Abatement of Indebtedness in Event of Damage, Destruction or Condemnation. The Owner shall not, by reason of inability to use any of the Facilities following damage, destruction, taking or condemnation or during the period of making Restorations, or by reason of the payment of sums required by Sections 425, 426, 428 or 429, be entitled to any reimbursement from the Authority or the Trustee or any abatement or diminution of the Indebtedness payable under this Loan Agreement.

SECTION 432.         Conveyance, Assignment and Leasing; Maintenance of Existence and Qualification in Oklahoma; Permitted Exceptions. This Loan Agreement is not assignable by the Owner without prior written consent of the Authority, Trustee, Bond Counsel to the Authority, Letter of Credit Bank and Underwriter, which consent shall not be unreasonably withheld. Except for rental arrangements with occupants in the ordinary course of Owner’s business, the Owner may not convey, lease, sublease or grant use or occupancy rights with respect to the Facilities without the prior written consent of the Authority, Trustee, Bond Counsel to the Authority, Letter of Credit Bank and Underwriter, which consent shall not be unreasonably withheld. The

Authority may withhold such consent if, in the opinion of Bond Counsel to the Authority, the lease, conveyance, sublease or use or occupancy rights will or may result in an Event of Taxability or conflict with the purposes of the Authority under the Trust Indenture. Any such assignee, transferee, lessee, sublessee, user or occupant of any part of the Facilities shall be required to assume in writing in a form acceptable to the Authority, all of the Owner’s obligations under this Article IV with respect to the portion of the Facilities used or occupied by such person or entity. No such assignment, conveyance, leasing, subleasing or granting of use or occupancy rights shall in any way relieve the Owner from primary liability for any of its obligations under this Loan Agreement or the Owner’s Note.

In the event of sale, lease or other disposition of substantially all of the Facilities the transferee may become the Owner under the Project Documents, upon written assumption by the transferee of all Owner’s obligations thereunder, and the entity which was previously Owner shall no longer have the obligations of Owner effective upon the transfer and assumption; provided, however, the transferee must have operation experience or capability and credit characteristics satisfactory to the Underwriter, Letter of Credit Bank and Authority, and Bond Counsel to the Authority must render an opinion that the transfer will not result in an Event of Taxability or result in a conflict with the purposes of the Authority under its Trust Indenture. The Owner hereby covenants to include the requirements and restrictions contained in this Loan Agreement and the Owner’s Note in any documents transferring any interest in the Facilities to another person to the end that such transferee has notice of, is bound by and agrees to observe such requirements and restrictions.

So long as any Indebtedness is outstanding, the Owner hereby covenants and agrees to maintain its existence; not to dissolve or otherwise dispose of all or substantially all of its assets; and to continuously remain qualified to do business in Oklahoma.

The Owner may, without violating any of the foregoing provisions of this Section 432, consolidate with or merge into another partnership and assign its obligations under this Loan Agreement to such other partnership, or permit one or more partnerships to consolidate with or merge into it, or transfer all or substantially all of its assets to another partnership and assign its obligations under this Loan Agreement to such other partnership and thereafter dissolve, if the partnership surviving such merger or resulting from such consolidation, or the partnership to which all or substantially all of the assets of the Owner are transferred, as the case may be:

[a]       expressly assumes in writing all obligations of the Owner contained in this Loan Agreement and the Owner’s Note;

[b]       qualifies to do business in Oklahoma; and covenants to remain so qualified and to observe all of the Owner’s covenants in this Section 432 continuously during the remainder of the term hereof; and

[c]       the surviving, resulting or asset-transferee partnership has consolidated net worth (determined in accordance with generally accepted accounting principles) at least equal to the consolidated net worth of the Owner, similarly determined, immediately preceding the merger, consolidation or asset transfer.

SECTION 433.         Release of Unimproved Land.  The foregoing Section 432 and any other provision of this Loan Agreement to the contrary notwithstanding and so long as no Default has been declared and is continuing unwaived, the Owner may at any time any Bonds are outstanding request in writing to the Authority and Trustee the release of and removal from this Loan Agreement and the mortgage on the Facilities hereby created of any unimproved part of the land included in the Facilities on which none of the Facilities (except parking surfaces or landscaping improvements), equipment, structures, facilities or major appurtenances comprising the Facilities are situated. Upon any such request by the Owner, the Authority and Trustee shall execute and deliver any and all instruments necessary or appropriate to so release and remove such part of the unimproved land from the Facilities and the lien of this Loan Agreement, and the Owner may thereupon encumber or convey such released land; provided that if any Indebtedness is then outstanding and unpaid, no such release shall be effected unless there shall be deposited with the Authority and Trustee the following:

[a]       A certificate of an Independent Engineer dated not more than sixty (60) days prior to the date of the release, stating that, in the opinion of the Independent Engineer signing such certificate, the land so proposed to be released will not materially reduce the over-all operating efficiency of the Facilities or destroy the only means of ingress and egress from the Facilities; and

[b]       An amount of cash Net Proceeds for application to prepayment of the Owner’s Note and redemption of Bonds equal to higher of the original cost to the Owner or the current value as appraised by an appraiser approved by the Authority, the Trustee, the Owner and the Letter of Credit Bank (apportioned on an acreage basis) of such part of the land so released.

SECTION 434.         Additional Representations, Covenants and Warranties of the Owner. The Owner does hereby for itself represent, warrant and covenant to the Authority, the Trustee, the Letter of Credit Bank, the Underwriter and Bond Counsel to the Authority on behalf of said Owner and according to the official records of said Owner and the personal knowledge of the signatories hereof on behalf of the Owner, as follows:

1.          The Owner is a validly organized and existing Oklahoma limited partnership in good standing under the laws of the State of Oklahoma and is duly qualified to do business in Oklahoma. Owner will, on the Closing Date have good and marketable title to the Facilities, subject only to the first mortgage herein contained. Owner has filed or caused to be filed and will timely file or cause to be filed all Federal, state and local tax or information returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

2.          The undersigned signatory, JiCo Health Services, Inc., an Oklahoma corporation, as general partner acting for and in behalf of the Owner, has executed this Loan Agreement, the Owner’s Note and certain other Project Documents in accordance with the Owner’s Resolution. The aforesaid Owner’s Resolution has not been amended, revoked, or rescinded. This Loan Agreement and the Owner’s Note are now binding and enforceable obligations of the Owner in accordance with their terms, except as enforcement thereof may be limited by [i] bankruptcy, insolvency, or other laws affecting creditors’ rights generally; and [ii] exercise of judicial discretion in accordance with general equitable principles.

3.          The warranties, representations and covenants of the Owner herein and in the other Project Documents are made in order to induce the Authority to enter into this Loan Agreement and issue the Bonds; to induce the Underwriter to purchase the same, to induce the Trustee to enter into this Loan Agreement, the Indenture and other Project Documents; to induce Letter of Credit Bank to provide the Letter of Credit and enter into Project Documents; and to induce the Authority to make the loan evidenced by the Owner’s Note; and such representations, covenants and warranties are made in consideration of the foregoing.

4.          The Owner has full power and authority to execute this Loan Agreement and the Owner’s Note and to carry out, perform and consummate all transactions contemplated by the Owner’s Resolution, this Loan Agreement, and the Owner’s Note. The Owner has all necessary powers and governmental authority, licenses and permits to operate the Facilities for nursing home purposes. The operation of the Facilities in the manner presently contemplated and as described herein will not conflict with any zoning, water or air pollution or other ordinance, order, law or regulation applicable thereto. Owner has caused the Facilities to be designed in accordance with all applicable federal, state and local laws or ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality and will proceed with due diligence to acquire, construct, develop and equip the Facilities pursuant to any applicable contracts related thereto. The Owner shall comply with all applicable laws and continuously keep and maintain a Certificate of Need with the Oklahoma Health Planning Commission and/or other appropriate Federal and/or State administrative authorities; and the Owner further covenants and agrees that all work performed in connection with the Project shall be performed in strict compliance with all applicable federal, state, county and municipal laws, ordinances, rules and regulations now in force or that may be enacted hereafter.

5.          There is not now pending, or to the knowledge of the Owner threatened, any action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body against or affecting (i) the existence of the Owner; or (ii) the rights and powers of the general partner and limited partners of the Owner; or (iii) the power and authority of the General Partner to authorize and to sign this Loan Agreement, the Owner’s Note or any Project Document; (iv) the validity or enforceability of the Project Documents or Owner’s Resolution; and to the best of the knowledge of the undersigned signatory on behalf of the Owner, there is no basis for any such action, proceeding, suit, inquiry or investigation wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by or the validity or enforceability of the Project Documents.

6.          The execution, delivery and receipt of this Loan Agreement, the Owner’s Note and Project Documents will not conflict with or constitute on the part of the Owner a breach or default under any existing law, court or administrative regulation, order or decree applicable to the Owner; any legislative act, constitution, or other provisions relating to the Owner or its affairs, or the Partnership Agreement of the Owner’ or any agreement, resolution, indenture of mortgage, lease or other instrument binding upon the Owner of which the Owner has any knowledge; and to the best knowledge of the Owner, the Owner has no other outstanding obligations or commitments which would, in effect, prevent, condition, restrict, interfere with or impair the compliance of the Owner with the terms of this Loan Agreement or any other Project Document. Owner is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

7.          The Owner has fully complied with all requirements of this Loan Agreement respecting insurance to be carried by it.

8.          The Owner will not take or omit to take any action or suffer any action or omission, which action or omission will in any way cause the proceeds of the Owner’s Note or Bonds to be applied in any manner other than as provided in this Loan Agreement. The Project financed with the Bonds consists of the acquisition and installation of property of a character subject to the allowance for depreciation under Section 167 of the Code; and no part of the proceeds of the Bonds will be used directly or indirectly as working capital or to finance inventory. Owner will not take or permit to be taken any action (including, without limitation, any changes in the Facilities or the purpose for which the Facilities are used) which would have the effect, directly or indirectly, of subjecting interest on any of the Bonds to Federal income taxation or violating the permitted purposes or activities of the Authority under the Public Trust Act or Trust Indenture. Owner hereby covenants that no “non-exempt person” or a Related Person (as such terms be defined in Section 103 of the Code) who is a Substantial User (within the meaning of Treasury Regulation §1.103-11) of the Facilities during the 5-year period preceding the

Closing Date will receive directly or indirectly, proceeds of such Bonds in an amount equal to five percent (5%) or more of the face amount thereof (in payment for its interest in the Facilities) and will be a Substantial User of the Facilities at any time during the 5-year period following the Closing Date. Owner further covenants that any Bond proceeds utilized to repay antecedent expenditures or indebtedness of Owner are expenditures made or indebtedness incurred to acquire land or acquire or construct depreciable property (or capitalizable property under Section 266 of the Code) and that all such expenditures or indebtedness were originated subsequent to the date of the Inducement Resolution (the term “originated” as used herein meaning the date any such indebtedness was actually first originated and not any note renewal date on which such indebtedness was merely extended or continued). Owner covenants to comply with any and all Code provisions and Treasury Regulations relating to the Facilities and the financing thereof now or hereafter promulgated and other applicable rulings relevant thereto.

9.          The Owner concurs in the representations and estimates made by the Authority in Section 435(11) hereof, and has provided the Authority with facts set forth in subparagraphs [d], [e], and [f] thereof.

10.           The Owner has provided the Authority with the information set forth in:

[a]           parts IV and V of the Form 8038 Information Return for Private Activity Bond Issues filed or to be filed with respect to the Bonds; and

[b]           the Notice of Election of $10,000,000 Exemption for Industrial Development Bonds filed or to be filed with respect to the Bonds.

11.        The Owner covenants that at no time will outstanding Industrial Development Bonds issued for the benefit of, when added to Capital Expenditures by all Principal Users of the Facilities or Related Persons, exceed $10,000,000. The Owner recognizes that the Capital Expenditures of, and Industrial Development Bonds issued for the benefit of, each Principal User of the Facilities and Related Persons thereto must be aggregated for the purpose of determining compliance with such covenant. The Owner covenants that it will not make Capital Expenditures and that it will prevent or restrict making of such Capital Expenditures by any other person or entity (or will restrict or deny use or occupancy of the Facilities to the extent necessary to prevent any such person or entity from becoming a Principal User), in or on the Facilities or in the County (the Principal User of which is the Principal User of the Facilities or a Related Person) in an aggregate amount, together with the principal amount of outstanding Industrial Development Bonds issued for the benefit of all Principal Users of the Facilities and Related Persons, exceeding $10,000,000. All references in this Section to $10,000,000 shall be understood to refer to the maximum legal limit under Section 103(b)-

(6)(D) of the Code. In the event such maximum limit is raised or (if applicable to the Bonds) lowered to the new maximum limit to the extent applicable to all Principal Users of the Facilities and Related Persons thereto. The Owner represents that the Federal income tax returns of the Owner are filed at the office of the Internal Revenue Service Center, 3651 South Interregional Highway, Austin, Texas (78741). The Owner covenants and agrees that at the end of each of its four (4) fiscal years following the date of issuance of the Bonds it will furnish to the Authority and the Trustee an annual supplemental statement listing by date and amount all Capital Expenditures made by the Owner, any other Principal User of the Facilities and any other Related Person thereon on or related to the Facilities or on or related to any other Facilities in the County, the Principal User of which is a Principal User of the Facilities or a Related Person, which statement shall be prepared or certified by a recognized certified public accountant. Such annual statement shall be prepared and filed with the Internal Revenue Service by the Owner in accordance with regulations and rulings of the Internal Revenue Service in effect during such period. Proposed regulations in effect on the Closing Date require that a statement which lists by date and amount any such Capital Expenditures be filed together with a copy of the Notice of Election at the office of the Director of the IRS District in which the Facilities are located (on the Closing Date, Oklahoma City, Oklahoma) on the due date prescribed for filing of such return (without regard to extensions of time). The cost of such annual supplemental statements of Capital Expenditures shall be paid by Owner. The Owner represents that as of the Closing Date, its fiscal year for income tax purposes ends on December 31 and covenants that annual statements of Capital Expenditures will be filed on or before each September 1 next following its fiscal years ending on December 31 of each of the years 1987, 1988, 1989 and 1990.

12.        The Owner understands that Bond Counsel to the Authority will rely on the factual information and representations contained herein in rendering an opinion that the interest on the Bonds is exempt from Federal income taxation under Section 103(b) of the Code, and making the filings described in Section 434(10); that the Underwriter will rely on the same information and representations in purchasing the Bonds; and that the Authority will rely on the same information and representations in issuing the Bonds and making the filings described in Section 434(10). The Owner has received from the Authority and Bond Counsel to the Authority a summary of the requirements under Section 103(b)(14) of the Code which must be met in order to the interest on the Bonds to be exempt from Federal income taxation. From this summary, the Owner understands that Section 103(b)(14) provides that the weighted average maturity of the Bonds measured from the later of (a) the date of issuance or (b) the placed in service date of the Facilities, may not exceed 120% of the weighted average useful (economic) life of the Facilities. To demonstrate compliance with this requirement, the Owner has been asked [i] to identify the components of the Facilities and their costs; [ii] to estimate the useful lives of the components of the Facilities; and [iii] to compute the weighted average useful life of the Facilities.

The Project being financed with the proceeds of the Bonds will consist of the acquisition, construction, development and equipping of the Facilities and payment of costs of issuance. The Owner agrees that the components of the Project and the costs are reflected in Section 435(11)[d] of this Loan Agreement. The Owner has no reason to believe that the proceeds of the Bonds will be used in any manner other than to pay part of its costs of the acquisition, construction, development and equipping of the Facilities and payment of costs of issuance in the amounts stated in the aforesaid Section 435(11)[d] as the amounts to be expended for those purposes.

The acquisition, construction, development and equipping of the Facilities (other than acquisition of the site of the Facilities) is expected to commence during the month of November, 1986, and this date represents the earliest date as of which the Owner expects that it could begin depreciating any property comprising a part of the Facilities.

The Owner has elected to determine the weighted average useful life of the Facilities under a certain “safe harbor” provisions and guidelines available under Section 103(b) of the Code. The guidelines are:

[a]       For property covered under the Asset Depreciation Range Guidelines established in Revenue Procedure 77-10, 1977-1 C.B.548, as revised (the “ADR Guidelines”), the mid-point useful life of such property under the ADR Guidelines; and

[b]       For a structure or building, the guideline life of such property under Revenue Procedures 62-21, 1962-2 C.B.419 as revised (the “Structure Guidelines”).

$280,000 (less than 25%) of the proceeds of the Bonds will be used to acquire the site of the Facilities identified on Exhibit “A” hereto. Therefore, under Code §103(b)(14)(C)(ii)(II), land is not taken into account. It is anticipated that real property included in the Project not consisting of land with a cost of $2,528,440 to be paid for from the Project Fund, will constitute buildings and structures and for purposes of the safe harbor provisions, such buildings and structures will be treated as “structure or building” under the Structure Guidelines. Using these Structure Guidelines, the Owner has estimated the useful (economic) lives of the building and structure at fifteen (15) years. Issuance costs of $80,000 will be paid from the Project Fund. It is anticipated that the equipment and other personal property included in the Facilities to be financed from the Project Fund, not consisting of building and structures, will have a cost of $300,000 and will constitute equipment for the purposes of the safe harbor provisions under the ADR Guidelines. Using these ADR Guidelines, the Owner has estimated the useful (economic) lives of such equipment and other personal property at three (3) years.

Using the above information the Owner has determined that the weighted average useful life of the Facilities financed with Bond proceeds is nineteen and seven-tenths (19.7) years by (i) multiplying the respective costs of building and structure by the above Structure Guidelines useful life; and (ii) multiplying the cost of the equipment and other personal property financed with Bond proceeds by the above ADR Guidelines useful life; and (iii) dividing the total of steps (i) [$45,511,920] and (ii) [$1,500,000] by the total costs ($2,828,440). Based on these computations the Owner hereby represents that 120% of the weighted average useful (economic) life were measured from September 1, 1986. The Owner further represents and agrees that it will not make nor will it permit to be made any changes in the Facilities or the use of the proceeds of the Bonds which would cause the weighted average maturity of the Bonds to exceed 120% of the weighted average useful (economic) life of the Facilities financed. The Owner hereby represents that the factual information and representations contained herein do not contain any untrue statement of a material fact or omit to state a material fact necessary to be stated herein or necessary to make the statements contained herein in the light of the circumstances under which they were made not misleading.

No persons other than the Trustee, the Letter of Credit Bank, the Underwriter, the Authority and Bond Counsel to the Authority and any persons controlling the same and their respective successors and assigns shall have any right under or by virtue of the representations, warranties and covenants in this Section 434. The representations, warranties and covenants contained in this Loan Agreement shall survive delivery of the Owner’s Note and Bonds, and any investigation made by or on behalf of the aforesaid parties or their respective counsel of any matters described in or related to the transactions contemplated by any Project Document.

SECTION 435.         Representations, Covenants and Warranties of the Authority. The Authority hereby represents, warrants and covenants according to the official records of said Authority and the personal knowledge of the signatories hereof on behalf of the Authority, to the Owner, Trustee, Letter of Credit Bank, Underwriter and Bond Counsel to the Authority, in order to induce the Owner, Trustee and Letter of Credit Bank to enter into this Loan Agreement and other Project Documents to which they are parties and to induce the Underwriter to purchase the Bonds, and in consideration of the foregoing, as follows:

1.          The Authority is a validly organized and existing public trust under the laws of the State of Oklahoma and particularly the Public Trust Act; and under said Public Trust Act is an agency of the State of Oklahoma and regularly constituted authority of the County for performance of the functions set forth in the Trust Indenture, which has not been amended or modified in any respect since the recorded Amendment thereto. A true, correct and complete copy of such Trust Indenture as recorded has been filed in its entirety with the office of the Secretary of State of the State of Oklahoma on May 15, 1981, with notice to the State Auditor and Inspector on May 15, 1981, and the Amendment to Trust Indenture has been filed in the office of the Secretary of State on June 29, 1982, with notice to the State Auditor and Inspector on June 29, 1982.

2.          The names of the incumbent Trustees and officers of said Authority are set forth in the Authority Resolution. On the effective date of the Bonds Edward H. Cook was Chairman of the Authority and J.V. Smith was Secretary of the Authority.

3.          The Authority has taken the following action to comply with the Public Trust Act and the Oklahoma Open Meeting Act:

[a]       The Authority has filed with the Oklahoma County Clerk, oaths of office executed by each of the incumbent Trustees of the Authority identified in 2 above.

[b]       The Authority has filed with the County Clerk of Oklahoma County not less than forty-eight (48) hours prior to the meeting, and posted at the offices of the Oklahoma City Chamber of Commerce, 1 Santa Fe Plaza, Oklahoma City, Oklahoma, not less than twenty-four (24) hours prior to the meeting, date, time, place and agenda of the meetings at which the Inducement and Authority Resolutions were adopted.

[c]       The fiscal year of the Authority commences on July 1 of each year and terminates on the following June 30. The fiscal year of the Authority has been certified to the Oklahoma State Auditor and Inspector and audits of the Authority for all periods through June 30, 1985, have been filed with the Oklahoma State Auditor and Inspector.

[d]       Special meetings of the Authority are held at such places and notices thereof given pursuant to the special meeting provisions in Section 311(11) of the Oklahoma Open Meeting Act.

[e]       The Authority has established and adopted By-Laws governing the conduct of the affairs of the Authority and is guided by and relies on the terms of the Trust Indenture, as amended.

[f]       Prior to the Closing Date, the Authority has filed with the Internal Revenue Service a Notice of Election of the $10,000,000 Cumulative Small Issue Exemption with respect to the Bonds.

4.          Acting in accordance with the Authority Resolution duly adopted by the Trustees of the Authority, the undersigned officers executed, attested and sealed this Loan Agreement, the Indenture, the Bonds and certain other Project Documents. The Bonds, this Loan Agreement, the Indenture and such Project Documents so executed are now binding and enforceable obligations of the Authority in accordance with their terms, except as enforcement may be limited by (i) bankruptcy, insolvency, or other laws affecting the enforcement of creditors’ rights generally; and (ii) exercise of judicial discretion in accordance with general equitable principles. The Authority Resolution has not been amended, revoked or rescinded.

5.          The Authority has complied with the provisions of the Public Trust Act (and with regard to the meetings at which the Inducement and Authority Resolutions were adopted, the provisions of the Oklahoma Open Meeting Act) to the extent necessary to issue the Bonds and to validly execute this Loan Agreement, the Indenture and other Project Documents; and the Authority has all necessary powers and governmental authority, licenses and permits to finance the Project and the acquisition, construction, development and equipping of the Facilities; to issue the Bonds; and to carry out and consummate all transactions contemplated by the Authority Resolution, this Loan Agreement, the Indenture and the Bonds.

6.          There is not now pending or to the knowledge of the Authority threatened, any action, suit, proceeding, inquiry or investigation at law or in equity, or before or by any court, public board or body against or affecting (i) the existence of the Authority; or (ii) the right of its officers and Trustees to hold office; or (iii) the power and authority of its Trustees to authorize and the undersigned Chairman and Secretary or Assistant Secretary to execute this Loan Agreement, the Indenture, the Bonds, or any other Project Document; or (iv) the validity and enforceability of this Loan Agreement, the Indenture, Bonds, any other Project Document, or the Inducement or Authority Resolutions; and to the best of the knowledge of the Authority there is no basis for any such action, proceeding, inquiry or investigation wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by or the validity or enforceability of the Project Documents.

7.          The execution, delivery and receipt of this Loan Agreement, the Indenture, Bonds and the Project Documents, and compliance with the terms hereof and thereof, will not conflict with or constitute on the part of the Authority a breach of or default under any existing court, law or administrative regulation, order or decree applicable to the Authority; any legislative act, constitution or other provision relating to the Authority or its affairs; or the Trust Indenture creating the Authority; or any agreement, resolution, indenture of mortgage, lease or other instrument binding on the Authority of which the Authority has any knowledge; and to the best knowledge of the Authority, the Authority has no other outstanding obligations or commitments which would in effect prevent, condition, restrict, interfere with or impair the exemption of income of the Authority from Federal or State income taxation or the compliance of the Authority with the terms of this Loan Agreement, the Indenture, Bonds and Project Documents.

8.          The Authority will not take or omit to take any action, which action or omission will in any way cause the proceeds of the Bonds to be applied in any manner other than as provided in this Loan Agreement. The Authority will take such action or actions as may be necessary, in the written opinion of Bond Counsel to the Authority filed with the Authority and the Trustee, to comply fully with all applicable rules, rulings, policies, procedures, regulations or other official statements promulgated, proposed or made by the Department of Treasury or the Internal Revenue Service pertaining to obligations issued under Section 103 of the Code.

9.          The undersigned Chairman and Secretary or Assistant Secretary, pursuant to law and authorization vested in them, have executed the Bonds by facsimile signature (which the undersigned adopt and with respect to which Public Officials Certificates of Manual Signature have been filed in the office of the Oklahoma Secretary of State) in the form set forth in the Indenture and the official seal of the Authority has been impressed or imprinted hereon and thereon. The undersigned are now and were at the time of the execution of the Bonds and Project Documents the duly chosen, qualified and acting officers indicated by said titles.

10.        The Bonds have been duly authorized, executed and delivered to the Underwriter by the Authority and constitute valid and legally binding special and limited obligations of the Authority and are entitled to the security of and are secured by the Indenture and this Loan Agreement.

11.        The Chairman of the Authority executing this Loan Agreement, along with other officials of the Authority, is charged with the responsibility of issuing the Bonds and participating in the transaction respecting such issuance and is otherwise charged with the responsibility of attending to the financial affairs of the Authority; and the following certifications are made by the Authority and Chairman pursuant to final Treasury Regulations 1.103-13 and 1.103-14 contained in T.D. 7627 dated May 31, 1979, all with respect to “arbitrage bonds” as described in Section 103(c) of the Code. The words and phrases herein have the same meaning as defined and used in the Regulations. Such certifications are based on facts, estimates, and circumstances in existence on the date of issuance of the Bonds and on such basis, it is reasonably expected that the following will occur with respect to the Bonds:

[a]       The Bonds will be delivered on the Closing Date to the Underwriter which will pay to the Authority on such Closing Date a sum equal to the full face principal amount of the Bonds.

[b]       Accrued interest is to be paid by the Underwriter with respect to the Bonds and is to be calculated from September 1, 1986, to the Closing Date; and all such interest will be deposited in the Interest Account and applied to paying Bond interest payable March 1, 1987.

[c]       The $4,000,000 proceeds of the Bonds received by the Authority will be loaned to the Owner in accordance with Section 302 of this Loan Agreement; and in said Section 302 the Owner has agreed to apply such proceeds solely for paying or reimbursing the Project Costs.

[d]       The total Project Costs will not be less than $4,216,000 and the components of the total cost are as follows: land - $280,000; buildings and structures - $2,528,440; equipment - $300,000; capitalized interest - $405,560; capitalized reserve fund - $400,000; issuance costs - $296,000; TOTAL $4,226,000. Such Project Costs not paid or reimbursed from Bond proceeds will be paid by the Owner and are estimated at $216,000.

[e]       The ordering, acquisition, construction and installation of the Facilities was commenced and made by the Owner subsequent to the date of the Inducement Resolution. Binding contracts or commitments obligating the expenditure, for the work of acquiring, constructing, developing and equipping the Facilities, of not less than $ -0- have been entered into, made or performed. It is expected that the work of acquiring, constructing, developing and equipping the Facilities will proceed with due diligence to full completion, presently anticipated on or about September 1, 1987.

[f]        The property included in the Facilities is not expected to be sold or otherwise disposed of while any portion of the Bonds remain outstanding.

[g]       The Owner is obligated pursuant to the Owner’s Note and this Loan Agreement to pay semiannual Owner’s Note payments to the Trustee, for the account of the Authority, equal to the principal and interest requirements on the Bonds, which payments will be applied by the Trustee to the principal and interest requirements on the Bonds. Except for the Bond Fund and the Debt Service Reserve Fund, the Authority has not created or established and does not expect to create or establish any sinking fund or similar fund for the Bonds. Money deposited in all such debt service funds established under Article V of the Indenture will be used to pay principal of and interest on the Bonds and the Authority reasonably expects that there will be no other funds that will be so used. The aggregate amount deposited in the Capitalized Interest Account within the Interest Account and the Debt Service Reserve Fund will not exceed ten percent (10%) of the original proceeds of the Bonds and said Account is expected to be a reasonably required reserve fund within the meaning of Regs. §1.103-14(d), the permitted yield on which will not be restricted under Code Section 103(e). Net earnings from investment of such

Account, together with net earnings from investment of the Project Fund, Bond Fund and Revenue Fund established by the Indenture will be deposited in the Revenue Fund and the Authority expects that such monies will be spent within a twelve (12) month period beginning on the date of deposit, and any money received from investment of money held in the Revenue Fund will be spent within a 12-month period beginning on the date of receipt; and that consequently the yield on such monies will not be restricted under Code Section 103(c) and Regs. §1.103-14(b)(6) and §1.103-14(b)(9) during such 12-month temporary periods. Original proceeds deposited in the Project Fund are expected to meet the temporary period requirements of Regs. §1.103-(b)(1) to (5); however, the yield on investment of such Fund will be restricted to the yield on the Bonds. Unless advised otherwise by counsel of recognized competence in such matters, the Authority will not restrict the yield on the investment of the Bond Fund during the foregoing temporary periods.

[h]       The Authority has not been advised of any listing or contemplated listing by the Internal Revenue Service to the effect that Authority certifications with respect to its obligations may not be relied upon.

[i]        To the best knowledge and belief of the undersigned there are no other facts, estimates or circumstances that would materially change the above set forth expectations and the date of all certifications is the date of delivery of the Bonds.

No person other than the Owner, the Trustee, the Letter of Credit Bank, the Underwriter and Bond Counsel to the Authority and any persons controlling the same and their respective successors and assigns shall have any right under or by virtue of this Section 435. The representations, warranties and covenants contained in this Loan Agreement shall survive the delivery of the Bonds and any investigation made by or on behalf of any of the aforesaid parties of any of the matters described in and related to the transactions contemplated by any Project Document.

SECTION 436.         Representations of the Trustee. The Trustee represents and warrants that the execution of this Loan Agreement has been lawfully authorized by all requisite corporation action of the Trustee and the officers executing this Loan Agreement on behalf of the Trustee are the officers indicated by their titles subscribed beneath their names and are authorized to execute this Loan Agreement on behalf of the Trustee.

SECTION 437.         Payment of Indebtedness. The Authority covenants that it will promptly pay the Bonds and the Secured Indebtedness or cause payment of the same at the place, on the dates and in the manner provided in the Indenture and Bonds according to the true intent and meaning thereof.

SECTION 438.         Financial Statements. Owner shall furnish the Trustee, or cause to be furnished to Trustee, with a copy to Authority, Letter of Credit Bank and Underwriter, annual audited financial and operating statements of the Owner, including a profit and loss statement within ninety (90) days after the close of each of its fiscal years, prepared by a certified public accountant of recognized standing and approved by Trustee and Letter of Credit Bank. Such statements will be audited only upon the prior written request of Trustee or Letter of Credit Bank or Authority. In addition, Owner shall furnish to the above parties copies of quarterly financial and operating statements of the Owner beginning December 1, 1987.

Not more than six (6) months after the close of each fiscal year of the Authority, the Authority shall furnish the Trustee and the Owner, a statement of all transactions relating to the Facilities and Bonds prepared by reputable independent public or certified municipal accountants to be employed by the Authority for the auditing of the accounts of the Authority; or, if so requested in writing by the Trustee, prepared by independent public or municipal accountants selected by and to be paid by the Trustee.

SECTION 439.         Defenses of Actions. Upon the request of either the Trustee or the Letter of Credit Bank, the Owner will, from time to time, promptly take such action as may be necessary or proper to remedy or cure any defect in or cloud upon the title to the Facilities or any part thereof, whether now existing or hereafter developing, and to prosecute all such suits, actions and other proceedings as may be appropriate for such purposes and to indemnify and save the Trustee and Letter of Credit Bank harmless from all loss, cost, damage and expense, including attorneys’ fees, which the Trustee or Letter of Credit Bank may incur by reason of any such defect, cloud, suits, actions or proceedings.

The Owner will defend against every suit, action or proceeding at any time brought against the Trustee or Letter of Credit Bank upon any claim arising with respect to the Facilities or involving the Trustee’s or the Letter of Credit Bank’s rights under this Loan Agreement. The Owner will indemnify and save harmless the Trustee and Letter of Credit Bank against any and all liability claimed or asserted by any person whomsoever, arising with respect to the Facilities or Project; provided, however, that the Trustee or Letter of Credit Bank, at its election, may appear in and defend against any such suit, action or proceeding; and notwithstanding any contrary provision hereof, this covenant shall continue and remain in full force and effect even though the Owner’s Note, Bonds and Indebtedness secured hereby may have been full paid and satisfied, and this Loan Agreement may have been released of record and discharged.

[END OF ARTICLE IV]

ARTICLE V

DEFAULT; REMEDIES OF LENDER

SECTION 501.         Default Defined. If any of the following events occur it is hereby defined as and declared to be and to constitute a Default:

[a]       The interest on the Owner’s Note or Bonds is not paid punctually when due.

[b]       The principal on the Owner’s Note or Bonds is not paid punctually when due, whether at the stated maturity thereof, or upon the maturity thereof by declaration.

[c]       A Determination of Taxability occurs concerning which the Trustee or a registered Owner has given the Authority and the Owner a Notice; or, alternatively, the Trustee and/or Bond Counsel to the Authority in their sole discretion determines that the Owner is not meeting applicable legal requirements or is not meeting any reasonable reporting requirements set forth in this Agreement.

[d]       Any judicial or other proceedings is at any time instituted against the Owner, the Authority, the Trustee or the Letter of Credit Bank involving any part or portion of the Facilities or involving the validity of any Project Document.

[e]       Any party shall fail to observe any of its covenants or agreements under the Project Documents (except as a result of Force Majeure and during the continuance thereof), or the representations or warranties of any party therein are materially false.

[f]       The Trustee encounters any adverse claims or other difficulties or obstacles in endeavoring to secure for itself, the benefit and advantage of all rights, powers, priorities and privileges vested in and conferred upon the Trustee upon this Loan Agreement, the Indenture or any Project Document.

[g]       The Owner fails to continually maintain the Facilities as a duly qualified nursing home facility under applicable rules and regulations of the Oklahoma Health Planning Commission and/or any other applicable regulatory agencies at any time when the Bonds be outstanding.

[h]       If a decree or order by a court having jurisdiction in the premises shall have been entered granting relief, or adjudging the Owner a bankrupt, debtor or insolvent, or approving a petition seeking reorganization, composition, readjustment, or liquidation of the Owner under the National Bankruptcy Act or any other similar applicable Federal or State law, and such decree or order shall have continued undischarged and unstayed for a period of sixty (60) days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Owner or of all or substantially all of its properties, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days.

[i]       If the Owner shall institute proceedings to be adjudicated or granted relief as a voluntary bankrupt, or debtor, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, composition, readjustment or liquidation under the National Bankruptcy Act or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its properties, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or if the Owner is generally not paying its debts as such debts become due.

The provisions of Section 501[h] and [i] shall be construed to include terms of substantially equivalent meaning under the National Bankruptcy Act, and similar applicable Federal and State laws, as the same now exist, come into effect or are amended during the term hereof.

SECTION 502.         Acceleration. Upon the occurrence of a Default, the Trustee may, by notice in writing delivered to the Authority and Owner, declare the principal and accrued interest then outstanding on the Bonds and/or Owner’s Note immediately due and payable, and accelerate the payment thereof and such principal and interest shall thereupon become and be immediately due and payable.

SECTION 503.         Appointment of Receiver. Upon occurrence of a Default or in the event of the appointment of a receiver for the Authority or Owner or for any part of the Facilities, or in the event bankruptcy proceedings are instituted by or against the Authority or Owner or in the event the Authority or Owner makes an assignment of a substantial part of its assets for the benefit of its creditors, or in the event the Authority or Owner fails to strictly and promptly comply with any of its or their covenants and agreements herein or to strictly and promptly perform any provisions hereof and thereof (after the Trustee has first given ten (10) days written notice to the Authority and Owner and upon failure of the Authority and Owner to comply within said 10-day period), or in the event the priority of the mortgage, pledge and assignment contained in this Loan Agreement shall not be established and at all times fully maintained upon and with respect to the Facilities and every part thereof; or in the event the Owner is found or adjudged not to have had good right and full power and authority to mortgage, pledge or assign said Facilities or any part thereof in the manner hereby contemplated; then and in any such event, the Trustee shall be entitled at its option and election and without prior notice to or demand upon the Authority or Owner, to have or cause to be appointed a receiver or temporary trustee or trustees for the Authority and/or Owner to take charge of said Facilities for the purpose of exercising all rights and remedies conferred by this Loan Agreement to the extent necessary for the full and complete protection of the security and rights of the Trustee, and for the purpose of doing all things necessary to assure the most remunerative use of the Facilities. Every appointment shall be in writing or shall be made pursuant to an action filed in a court of competent jurisdiction and shall specify the Default or Defaults existing hereunder or the other grounds for receivership stated in this Section whereby the power of appointment hereby granted is invoked, and shall designate by name the person or persons to be such receiver or temporary trustee or trustees; and the trustees of the Authority so supplanted shall ipso facto cease to have any power or authority under the Trust Indenture and under this Loan Agreement. The receiver, temporary trustee or trustees shall receive a reasonable fee for his or their services in an amount fixed by the Trustee or the court, to be paid as Secured Indebtedness unless otherwise agreed by the Trustee. In the event of any vacancy in the office or position of any receiver, temporary trustee or trustees, no permanent trustee so supplanted shall be entitled to act as trustee under the Trust Indenture or this Loan Agreement by reason thereof, but such vacancy shall continue to exist until some person be appointed as temporary trustee under this Section. The written appointment of any receiver, temporary trustee or trustees hereunder shall be sent by registered mail to the Clerk of the County. Upon the curing of the Default, Defaults or grounds for receivership under any of the provisions of this instrument, the Owner or permanent trustees of the Authority may give written notice to the Trustee or the court of the curing of said Default, Defaults or grounds for receivership, and of the non-existence of any other Default or grounds for receivership hereunder, and upon the delivery of said notice to the Trustee or court and its acquiescence therein, the receiver, temporary trustee or trustees appointed hereunder shall ipso facto cease to have any power or authority under the Trust Indenture or under this Loan Agreement, and the trustees of the Authority shall be reinstated as trustees under the Trust Indenture and this Loan Agreement with all rights and powers to the same extent as though a receiver or temporary trustee or trustees had not been appointed.

During the period of continuance of any Default hereunder, the receiver or temporary trustee or trustees appointed as provided herein shall take charge of the Facilities for the purpose of exercising all rights and remedies conferred by this Loan Agreement to the extent necessary for the full and complete protection of the security and rights of the Trustee and Bondholders and for the purpose of doing all things necessary to assure the most remunerative use of the Facilities. Any trustee or receiver of the Facilities, whether appointed by the Trustee or court, shall be appointed and serve pursuant to this Section. The rights and protection of the Trustee and Bondholders set out herein are essential to the security of the Trustee and Bondholders and receivership and trusteeship procedures hereunder shall be exclusive. All Facilities and proceeds thereof shall be applied to payment of the Indebtedness in accordance with the Indenture. The appointment of any receiver or temporary trustee or trustees pursuant to the provisions of this Section shall not be construed as curing or waiving any Default hereunder, and notwithstanding any such appointment of any receiver or temporary trustee or trustees, the Trustee may enforce any other remedy provided in the Project Documents.

SECTION 504.         Foreclosure and Enforcement of Remedial Rights. Upon the occurrence of any Default, the Trustee may, as additional remedies, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce payment of the Indebtedness then outstanding hereunder and to enforce this Loan Agreement and to foreclose the mortgage herein contained and foreclose against and sell the mortgaged, pledged and assigned Facilities or any part thereof under the judgment or decree of a court of competent jurisdiction. Upon occurrence of a Default, to the extent that such rights may then lawfully be waived, neither the Authority or Owner nor anyone claiming through or under either of them, shall set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or the foreclosure of this Loan Agreement, and the Owner and Authority for themselves and all who may claim through or under themselves, hereby waive to the extent that they lawfully may do so, the benefit of all such laws and all right of appraisement and redemption to which they may be entitled under the laws of Oklahoma. The Trustee may become the purchaser at any foreclosure sale, if the highest bidder. Upon the occurrence of any Default, the Trustee may, as additional remedies, proceed by suit or suits at law or in equity to enforce payment of the Indebtedness then outstanding hereunder and to enforce this Loan Agreement. This Loan Agreement shall constitute a security agreement upon all of the Facilities not constituting real property under the laws of the State of Oklahoma. Upon any Default hereunder, the Trustee shall be entitled to exercise, with respect to all such Facilities, all of the rights and remedies accorded to a secured party on default under the terms of Article 9 of the Oklahoma Uniform Commercial Code, any or all of which may be pursued and exercised concurrently, consecutively, alternatively or otherwise.

The Owner will execute one or more supplemental security agreements as the Trustee may from time to time reasonably require to more fully describe and identify the Facilities securing the Indebtedness and such financing statements and other and further assurances as the Trustee may request to perfect or evidence the security interest herein created (which shall cover all proceeds and products of the Facilities) and to particularize and identify the Facilities.

SECTION 505.         Other Remedies. Upon the occurrence of a Default, the Trustee may, as an alternative, pursue any available remedy by suit at law or equity to enforce the payment of the Indebtedness then outstanding, including, without limitation, mandamus.

Upon occurrence of a Default, the Trustee may, at its sole option and discretion (after first giving the Owner and/or Authority, as applicable, ten (10) days written notice to comply with the requirements of this Loan Agreement and upon failure of the Owner and/or Authority to so comply within said 10-day period) either in its own name or in the name of the Authority or Owner, compromise or discharge any adverse claims and demands, liabilities and encumbrances; enter an appearance in and defend against any such judicial or other proceeding and file and prosecute therein such cross petition or counterclaim as to the Trustee may seem proper; enforce the covenants and requirements of the Project Documents; institute and prosecute all suits and actions as may be deemed necessary, expedient or advisable to allay or remove any adverse claim or other difficulty or obstacle with respect to the Facilities; and institute and maintain such suits and proceedings and do or cause to be done any and all other and further things (without limitation by virtue of the express enumeration of the powers hereinabove) which the Trustee may deem proper or may be advised shall be necessary or expedient to prevent an impairment of the security under the Project Documents, or for the protection of the Facilities and the Indebtedness, all at the expense of the Owner.

SECTION 506.         Trustee Expenditures Become Secured Indebtedness. In the event of taking any action pursuant to Article V of this Loan Agreement, all costs, expenses, outlays, expenditures, and attorneys’ fees incurred by the Trustee in taking the aforesaid action, to the extent not paid from the Facilities or their proceeds, shall constitute Secured Indebtedness, shall bear interest from the time of payment thereof by the Trustee at the maximum legal rate until paid and may be included in any judgment if not paid before that time, and all such Secured Indebtedness, with interest, shall be secured by this Loan Agreement.

SECTION 507.         Effect of Discontinuance of Proceedings. In case any proceeding taken by the Trustee on account of any Default shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in any such case, the Authority or Owner and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceeding had been taken.

SECTION 508.         Waivers of Default. The Trustee may in its discretion waive any Default hereunder and its consequences and rescind any declaration of maturity of the Bonds or Owner’s Note. In case of any such waiver, or in case any proceeding taken by the Trustee on account of any such Default shall have been discontinued or abandoned or determined adversely, then and in every such case, the Authority or Owner and the Trustee shall be restored to their former positions and rights hereunder respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 509.         Remedies Cumulative and Not Exclusive. No remedy by the terms of the Project Documents conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Any limitation herein imposed upon the exercise of any remedy is intended to be effective only to the extent such limitation is permitted by the laws of the State of Oklahoma.

SECTION 510.         Delay or Omission. No delay or omission of the Trustee to exercise any right or power arising upon Default shall impair any right or power or shall be construed to be a waiver of any such Default or any acquiescence therein; and every power and remedy given by this Article to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

SECTION 511.         Right of Owner to Cure Default. With regard to any alleged Default concerning which notice is given to the Authority under the provisions of this Article, the Authority hereby grants the Owner full authority for the account of the Authority to perform any covenant or obligation alleged in said notice to constitute a Default, in the name and stead of the Authority, with full power to do any and all things and acts to the same extent that the Authority could do and perform any such things and acts and with powers of substitution, in which event the performing Owner shall be subrogated to any rights with respect to the Authority for performance of such covenant or obligation.

[END OF ARTICLE V]

ARTICLE VI

SUPPLEMENTS AND AMENDMENTS OF LOAN AGREEMENT;

DISCHARGE; MISCELLANEOUS

SECTION 601.         Limitation on Modifications. This Loan Agreement shall not be supplemented or amended in any respect except as may be provided herein or except as provided in the Indenture.

SECTION 602.         Discharge of Loan Agreement by Payment of Indebtedness. If the Authority shall pay or cause to be paid, or there shall otherwise be paid, the Bonds and Owner’s Note at the time and in the manner stipulated therein and herein, and if all other Additional Payments and Secured Indebtedness payable hereunder shall be paid or provided for so as to cause defeasance of the Indenture, then this Loan Agreement, the mortgage, pledge and assignment of the Facilities and all covenants, agreements and other obligations of the Authority, Owner, Letter of Credit Bank, and Trustee thereupon shall become void and be discharged and satisfied. In such event the Trustee, upon the request of the Authority, shall execute and deliver to the Authority all such instruments as may be desirable to evidence such discharge and satisfaction.

SECTION 603.         Notice. Any notice, demand, direction, request or other instrument authorized or required by this Loan Agreement to be given to or filed with the Authority, Owner, Letter of Credit Bank or Trustee shall be deemed to have been sufficiently given or filed for all purposes of this Loan Agreement if and when sent by registered mail:

[i]                To the Authority at Suite 1900 First National Center West, Oklahoma City, Oklahoma (73102).

[ii]               To the Letter of Credit Bank at P.O. Box 25848, Oklahoma City, Oklahoma (73125), ATTN: Natural Resources Division.

[iii]              To the Owner c/o JiCo Health Services, Inc., at 5600 North May Avenue, Suite 275, Oklahoma City, Oklahoma (73112).

[iv]              To the Trustee at P.O. Box 25848, Oklahoma City, Oklahoma (73125), ATTN: Corporate Trust Department.

SECTION 604.         Partial Invalidity. In case any one or more of the provisions of this Loan Agreement or the Owner’s Note shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Loan Agreement or Owner’s Note, but this Loan Agreement or the Owner’s Note shall be construed and enforced as if such illegal or invalid provision had not been contained herein or therein. In case any covenant, stipulation, obligation or agreement of the Authority or Owner contained in the Owner’s Note or this Loan Agreement, shall, for any reason, be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Authority or Owner to the full extent permitted by law.

SECTION 605.         Counterparts. This Loan Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 606.         Laws Governing Loan Agreement. The effect and meaning of this Loan Agreement and the rights of all parties hereunder shall be governed by, and construed according to, the laws of the State of Oklahoma.

IN WITNESS WHEREOF, the Authority has caused this Loan Agreement to be executed by the Chairman and Secretary or Assistant Secretary of the Authority and sealed with the seal of the Authority, pursuant to the Bond Resolution duly adopted by the Authority; the Owner has caused this Loan Agreement to be executed by JiCo Health Services, Inc., an Oklahoma corporation, as its general partner, pursuant to an Owner’s Resolution duly adopted by such general partner and the limited partners; and the Trustee, for itself, its successor or successors, has caused this Loan Agreement to be executed by its Senior Vice President and Assistant Secretary and sealed with its seal, all as of the day and year first above written.

“Authority”	OKLAHOMA COUNTY INDUSTRIAL AUTHORITY

(SEAL)
	By	/s/ [ILLEGIBLE]
ATTEST:		Chairman of Trustees

/s/ [ILLEGIBLE]
Assistant Secretary

“Owner”	WESTLAKE NURSING HOME LIMITED PARTNERSHIP, an Oklahoma Limited Partnership

By its General Partner:

JICO HEALTH SERVICES, INC.

(SEAL)
	By	/s/ [ILLEGIBLE]
ATTEST:		President

/s/ [ILLEGIBLE]
Asst Secretary

“Trustee”	THE LIBERTY NATIONAL BANK AND TRUST COMPANY OF OKLAHOMA CITY, Oklahoma City, Oklahoma, as Trustee

(SEAL)
	By	/s/ [ILLEGIBLE]
ATTEST:		Senior Vice President

/s/ [ILLEGIBLE]
Assistant Secretary

STATE OF OKLAHOMA	)
) SS
COUNTY OF OKLAHOMA	)

The foregoing instrument was acknowledged before me this 12th day of September, 1986, by Edward H. Cook, Chairman of Trustees of the Oklahoma County Industrial Authority, a public trust, on behalf of the Trust.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

/s/ [ILLEGIBLE]
Notary Public
(SEAL)

My commission expires:	11/08/86

STATE OF OKLAHOMA	)
) SS
COUNTY OF OKLAHOMA	)

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 12th day of September, 1986, personally appeared E.W. Jiles and Shirley A. Crew, to me known to be the identical persons who subscribed the name of JiCo Health Services, Inc., an Oklahoma corporation, the general partner of Westlake Nursing Home Limited Partnership, an Oklahoma limited partnership, to the foregoing instrument as its President and Asst. Secretary, respectively, and acknowledged to me that they executed the same as their free and voluntary act and deed, and as the free and voluntary act and deed of JiCo Health Services, Inc., acting for and in behalf of Westlake Nursing Home Limited Partnership, for the uses and purposes therein mentioned and set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year first above written.

/s/ [ILLEGIBLE]
Notary Public
(SEAL)

My commission expires:	8/13/87

STATE OF OKLAHOMA	)
) SS
COUNTY OF OKLAHOMA	)

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 12th day of September, 1986, personally appeared Jake L. Riley and Martha E. Ober, to me personally known and to me known to be the identical persons who executed the within and foregoing instrument on behalf of The Liberty National Bank and Trust Company of Oklahoma City, Oklahoma City, Oklahoma, as Trustee, a banking association organized under the laws of the United States of America and of the State of Oklahoma, who, being by me duly sworn, did depose, acknowledge and say: That they are the Sr. Vice President and Assistant Secretary, respectively, of the Trustee Bank described in and which executed the foregoing instrument; that they know the seal of said Bank; that said instrument was signed, sealed and attested by them as the officers hereinabove referred to on behalf of said Bank by authority of its Board of Directors; and that said persons acknowledged the execution of said instrument to be the free and voluntary act and deed of said Bank by it freely and voluntarily executed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year first above written.

/s/ [ILLEGIBLE]
Notary Public
(SEAL)

My commission expires:	8/13/87